EXECUTION VERSION

AMENDED AND RESTATED MORTGAGE LOAN FLOW PURCHASE, SALE & SERVICING AGREEMENT

dated as of January 1, 2006

between

J.P. MORGAN MORTGAGE ACQUISITION CORP., PURCHASER

and

PHH MORTGAGE CORPORATION (FORMERLY KNOWN AS CENDANT MORTGAGE CORPORATION) AND

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST

(formerly known as CENDANT RESIDENTIAL MORTGAGE TRUST)

Sellers

TABLE OF CONTENTS
		Page

ARTICLE I

DEFINITIONS
Section 1.01	Defined Terms.	2

ARTICLE II

SALE AND CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS
Section 2.01	Sale and Conveyance of Mortgage Loans.	17
Section 2.02	Possession of Mortgage Files.	18
Section 2.03	Books and Records.	19
Section 2.04	Defective Documents; Delivery of Mortgage Loan Documents.	19
Section 2.05	Transfer of Mortgage Loans.	21

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REPURCHASE AND SUBSTITUTION; REVIEW OF MORTGAGE LOANS
Section 3.01	Representations and Warranties of each Seller.	22
Section 3.02	Representations and Warranties of the Servicer.	25
Section 3.03	Representations and Warranties as to Individual Mortgage Loans.	26
Section 3.04	Repurchase and Substitution.	39
Section 3.05	Certain Covenants of each Seller and the Servicer.	41
Section 3.06	Early Payment Default.	42

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND CONDITIONS PRECEDENT TO FUNDING
Section 4.01	Representations and Warranties.	42
Section 4.02	Conditions Precedent to Closing.	45

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Section 7.03	Servicing Compensation.	66
Section 7.04	Annual Statement as to Compliance.	66
Section 7.05	Annual Independent Certified Public Accountants’ Servicing Report or Attestation.	69
Section 7.06	Purchaser’s Right to Examine Servicer Records.	70
Section 7.07	Assessment of Servicing Compliance.	70
Section 7.08	Subservicing.	71
Section 7.09	Superior Liens.	71

ARTICLE VIII

REPORTS TO BE PREPARED BY THE SERVICER
Section 8.01	The Servicer’s Reporting Requirements.	72
Section 8.02	Financial Statements.	72

ARTICLE IX

THE SELLERS
Section 9.01	Indemnification; Third Party Claims.	73
Section 9.02	Merger or Consolidation of the Seller.	73
Section 9.03	Limitation on Liability of the Sellers and Others.	74
Section 9.04	Servicer Not to Resign.	74

ARTICLE X

DEFAULT
Section 10.01	Events of Default.	75

ARTICLE XI

TERMINATION
Section 11.01	Term and Termination.	76
Section 11.02	Survival.	77

ARTICLE XII

GENERAL PROVISIONS
Section 12.01	Successor to the Servicer.	77
Section 12.02	Governing Law.	77
Section 12.03	Notices.	78
Section 12.04	Severability of Provisions.	78

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-iv-

Schedules
A.	Mortgage Loan Schedule
B-1	Contents of Mortgage File
B-2	Credit Documents
C.	PHH Guidelines and Restrictions

Exhibits
Exhibit 2.05	Form of Assignment, Assumption and Recognition Agreement
Exhibit 5.03(a)	Report P-4DL
Exhibit 5.03(b)	Report S-5L2
Exhibit 5.03(c)	Form of Notice of Foreclosure
Exhibit 5.04	Form of Collection Account Letter Agreement
Exhibit 5.06	Form of Escrow Account Letter Agreement
Exhibit 6.02(a)	Report P-139 -- Monthly Statement of Mortgage Accounts
Exhibit 6.02(b)	Report S-50Y -- Private Pool Detail Report
Exhibit 6.02(c)	Report S-213 -- Summary of Curtailments Made Remittance Report
Exhibit 6.02(d)	Report S-214 -- Summary of Paid in Full Remittance Report
Exhibit 6.02(e)	Report S-215 -- Consolidation of Remittance Report
Exhibit 6.02(f)	Report T-62C -- Monthly Accounting Report
Exhibit 6.02(g)	Report T-62E -- Liquidation Report
Exhibit 6.02(h)	Monthly Remittance Report Data Fields
Exhibit 9	Form of Officer’s Certificate
Exhibit 10	Form of Warranty Bill of Sale
Exhibit 11	Form of Additional Collateral Assignment and Servicing Agreement
Exhibit 12	Form of Opinion of Counsel
Exhibit 13	Annual Certification
Exhibit 14	Annual Certification
Exhibit 15	Servicing Criteria

AMENDED AND RESTATED MORTGAGE LOAN FLOW PURCHASE, SALE & SERVICING AGREEMENT

This Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of January 1, 2006, is entered into between J.P. Morgan Mortgage Acquisition Corp., as the Purchaser (“Purchaser”), PHH Mortgage Corporation (formerly known as Cendant Mortgage Corporation) (“PHH”) and Bishop’s Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust) (the “Trust,” together with PHH, the “Sellers” and individually, each a “Seller”), as the Sellers.

The Buyer and the Seller previously entered into a Mortgage Loan Flow Purchase Sale and Servicing Agreement, dated April 29, 2003, as amended by Amendment No. 1, dated as of September 1, 2003, Amendment No. 2, dated as of May 26, 2005, and as amended from time to time (the “Existing Purchase Agreement”). The parties hereto have requested that the Existing Purchase Agreement be amended and restated on the terms and conditions set forth herein. This Agreement shall supersede the Existing Purchase Agreement and all previous amendments thereto.

PRELIMINARY STATEMENT

1.
PHH is engaged in the business, inter alia, of making loans to individuals, the repayment of which is secured by a first or second lien mortgage on such individuals’ residences (each, a “Mortgage Loan”). The Trust is engaged in the business of purchasing such Mortgage Loans from PHH and selling same to investors.

2.	Purchaser is engaged in the business, inter alia, of purchasing Mortgage Loans for its own account.

3.
PHH has established certain terms, conditions and loan programs, as described in PHH’s Program and Underwriting Guidelines (the “PHH Guide”) and Purchaser is willing to purchase Mortgage Loans that comply with the terms of such terms, conditions and loan programs. The applicable provisions of the PHH Guide are attached hereto as Schedule C.

4.
Purchaser and Sellers desire to establish a flow program whereby PHH will make Mortgage Loans which meet the applicable provisions of the PHH Guide, and Purchaser will, on a regular basis, purchase such Mortgage Loans from PHH or the Trust, as applicable, provided the parties agree on the price, date and other conditions or considerations as set forth in this Agreement.

5.
Purchaser and Sellers wish to prescribe the terms and manner of purchase by the Purchaser and sale by the Sellers of the Mortgage Loans, and the management and servicing of the Mortgage Loans by PHH, as the Servicer (the “Servicer”), in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Purchaser and the Sellers agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases shall have the following meaning specified in this Article:

“Acceptance of Assignment and Assumption of Lease Agreement”: The specific agreement creating a first lien or second lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

“Affiliate”: When used with reference to a specified Person, any Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities.

“Agreement”: This Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement between the Purchaser and the Sellers.

“ALTA”: The American Land Title Association.

“Appraised Value”: With respect to any Mortgaged Property, the lesser of: (i) the value thereof as determined by an appraisal or a PHH approved AVM made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC; or (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided that, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property shall be based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC.

“Approved Tax Service Contract Provider”: Either First American, Fidelity or a third party mutually agreed to by the Sellers and the Purchaser.

“ARM Loan”: An “adjustable rate” Mortgage Loan, the Note Rate of which is subject to periodic adjustment in accordance with the terms of the Mortgage Note.

“Assignment”: An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan to the Purchaser or, in the case of a MERS Mortgage Loan, an electronic transmission to MERS, identifying a transfer of ownership of the related Mortgage to the Purchaser or its designee.

“Assignment of Proprietary Lease”: With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Proprietary Lease.

“Assignment of Recognition Agreement”: With respect to a Cooperative Loan, an assignment of the Recognition Agreement sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Recognition Agreement.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101-1330), as amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.

“Business Day”: Any day other than (i) a Saturday or Sunday, or (ii) a day on which the Federal Reserve is closed.

“Code”: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto.

“Collection Account”: The separate trust account or accounts created and maintained pursuant to Section 5.04 which shall be entitled “PHH Mortgage Corporation, as servicer and custodian for the Purchaser of Mortgage Loans under the Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of January 1, 2006”.

“Combined Loan to Value Ratio or CLTV”: With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan and any other mortgage loan which is secured by a lien on the related Mortgaged Property to (i) the Appraised Value of the related Mortgaged Property at origination with respect to a Refinanced Loan, and (ii) the lesser of the Appraised Value of the related Mortgaged Property at origination or the purchase price of the related Mortgaged Property with respect to all other Mortgage Loans.

“Commission”: The United States Securities and Exchange Commission.

“Condemnation Proceeds”: All awards or settlements in respect of a taking of an entire Mortgaged Property or a part thereof by exercise of the power of eminent domain or condemnation.

“Consent”: A document executed by the Cooperative Corporation (i) consenting to the sale of the Cooperative Unit to the Mortgagor and (ii) certifying that all maintenance charges relating to the Cooperative Unit have been paid.

“Cooperative Corporation”: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

“Cooperative Lien Search”: A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Project into the Cooperative Corporation.

“Cooperative Loan”: A Mortgage Loan that is secured by a first lien or second lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

“Cooperative Project”: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

“Cooperative Shares”: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificates.

“Cooperative Unit”: With respect to any Cooperative Loan, a specific unit in a Cooperative Project.

“Covered Home Loan”: A Mortgage Loan categorized as Covered pursuant to Appendix E of the Standard & Poor’s Glossary.

“Credit Documents”: Those documents, comprising part of the Mortgage File, required of the Mortgagor, as described in Section 2 (Specific Loan Program Guidelines) of the PHH Guide. The Credit Documents are specified on Schedule B-2 hereto.

“Custodian”: JPMorgan Chase Bank, National Association.

“Cut-off Date” : The first day of the month in which the respective Funding Date occurs.

“DBRS”: Dominion Bond Rating Service and its successors in interest.

“Defective Mortgage Loan”: As defined in Section 3.04.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

“Depositor”: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transfer.

“Determination Date”: The 16th day of each calendar month, commencing on the 16th day of the month following the Funding Date, or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

“Distribution Report”: The Form 10-D report required pursuant to Regulation AB.

“Due Date”: With respect to any Mortgage Loan, the day of the month on which each Monthly Payment is due thereon, exclusive of any days of grace.

“Due Period”: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

“Eligible Account”: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which have been rated by each Rating Agency in one of its two highest rating categories at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF) and the uninsured deposits in which accounts are otherwise secured such that the Purchaser has a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company that is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

“Environmental Assessment”: A “Phase I” environmental assessment of a Mortgaged Property prepared by an Independent Person who regularly conducts environmental assessments and who has any necessary license(s) required by applicable law and has five years experience in conducting environmental assessments.

“Environmental Conditions Precedent to Foreclosure”: As defined in Section 5.15.

“Environmental Laws”: All federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

“Escrow Account”: The separate trust account or accounts created and maintained pursuant to Section 5.06 which shall be entitled “PHH Mortgage Corporation, as servicer and custodian for the Purchaser under the Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of January 1, 2006 (as amended), and various mortgagors.”

“Escrow Payments”: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Estoppel Letter”: A document executed by the Cooperative Corporation certifying, with respect to a Cooperative Unit, (i) the appurtenant Proprietary Lease will be in full force and effect as of the date of issuance thereof, (ii) the related Stock Certificate was registered in the Mortgagor’s name and the Cooperative Corporation has not been notified of any lien upon, pledge of, levy of execution on or disposition of such Stock Certificate, and (iii) the Mortgagor is not in default under the appurtenant Proprietary Lease and all charges due the Cooperative Corporation have been paid.

“Event of Default”: Any one of the conditions or circumstances enumerated in Section 10.01.

“Fannie Mae Guides”: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

“FDIC”: The Federal Deposit Insurance Corporation or any successor organization.

“FHLMC”: The Federal Home Loan Mortgage Corporation (also known as Freddie Mac) or any successor organization.

“FHLMC Servicing Guide”: The FHLMC/Freddie Mac Sellers’ and Servicers’ Guide in effect on and after the Funding Date.

“Fidelity Bond”: A fidelity bond to be maintained by the Servicer pursuant to Section 5.12.

“Financing Statement”: A financing statement in the form of a UCC-1 filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

“Financing Statement Change”: A financing statement in the form of a UCC-3 filed to continue, terminate, release, assign or amend an existing Financing Statement.

“Fitch Ratings”: Fitch, Inc., or any successor in interest.

“FNMA”: The Federal National Mortgage Association (also known as Fannie Mae) or any successor organization.

“Funding Date”: Each date (up to four per month) that Purchaser purchases Mortgage Loans from the Sellers hereunder.

“Gross Margin”: With respect to each ARM Loan, the fixed percentage added to the Index on each Rate Adjustment Date, as specified in each related Mortgage Note and listed in the Mortgage Loan Schedule.

“High Cost Loan”: A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 (b) a “high cost home,” “threshold,” “covered,” “high risk home”, or “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees), or (c) a Mortgage Loan categorized as a Covered Home Loan.

“Independent”: With respect to any specified Person, such Person who: (i) does not have any direct financial interest or any material indirect financial interest in the applicable Mortgagor, the Sellers, the Purchaser, or their Affiliates; and (b) is not connected with the applicable Mortgagor, the Sellers, the Purchaser, or their respective Affiliates as an officer, employee, promoter, underwriter, trustee, member, partner, shareholder, director, or Person performing similar functions.

“Index”: With respect to each ARM Loan, on each Rate Adjustment Date, the applicable rate index set forth on the Mortgage Loan Schedule, which shall be an index described on such Mortgage Loan Schedule.

“Initial Purchaser”: J.P. Morgan Mortgage Acquisition Corp.

“Insolvency Proceeding”: With respect to any Person: (i) any case, action, or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors; or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person’s creditors; in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

“Insurance Proceeds”: Proceeds of any Primary Insurance Policy, LPMI Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own or its Affiliates’ account or managed by it for third-party institutional investors.

“Interest-Only Mortgage Loan”: A Mortgage Loan which initially requires the payment of interest only and thereafter requires the payment of principal and interest, in amounts adequate to fully amortize the outstanding principal balance over the remaining term.

“Legal Documents”: Those documents, comprising part of the Mortgage File, set forth in Schedule B-1 of this Agreement.

“Lender Paid Mortgage Insurance Fee” or “LPMI Fee”: With respect to each Mortgage Loan which has an LPMI Policy, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

“Lender Paid Mortgage Insurance Policy” or “LPMI Policy”: A policy of primary mortgage guaranty insurance issued by a Qualified Mortgage Insurer pursuant to which the related premium is to be paid by the Servicer of the related Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule.

“Liquidation Proceeds”: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property in accordance with the provisions hereof.

“Loan-to-Value Ratio” or “LTV”: With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the lesser of the Appraised Value of the related Mortgaged Property or the purchase price. The Loan-to-Value Ratio of any Additional Collateral Mortgage Loan (as defined in Exhibit 11 hereto) shall be calculated by reducing the principal balance of such Additional Collateral Mortgage Loan by the amount of Additional Collateral (as defined in Exhibit 11 hereto) with respect to such Mortgage Loan.

Master Servicer: Any master servicer appointed by the Purchaser in its sole discretion.

“MAI Appraiser”: With respect to any real property, a member of the American Institute of Real Estate Appraisers with a minimum of 5 years of experience appraising real property of a type similar to the real property being appraised and located in the same geographical area as the real property being appraised.

“MERS”: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

“MERS Eligible Mortgage Loan”: Any Mortgage Loan that under applicable law and investor requirements is recordable in the name of MERS in the jurisdiction in which the related Mortgaged Property is located.

“MERS Mortgage Loan”: Any Mortgage Loan as to which the related Mortgage, or an Assignment, has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

“Maximum Rate”: With respect to each ARM Loan, the rate per annum set forth in the related Mortgage Note as the maximum Note Rate thereunder. The Maximum Rate as to each ARM Loan is set forth on the related Mortgage Loan Schedule.

“Minimum Rate”: With respect to each ARM Loan, the rate per annum set forth in the related Mortgage Note as the minimum Note Rate thereunder. The Minimum Rate as to each ARM Loan is set forth on the related Mortgage Loan Schedule.

“Monthly Advance”: The aggregate amount of the advances made by the Servicer on any Remittance Date pursuant to and as more fully described in Section 6.05.

“Monthly Payment”: The scheduled monthly payment of principal and interest (or the payment of interest only during the interest only period for Interest-Only Mortgage Loans) on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

“Monthly Period”: Initially, the period from the Funding Date through to and including the first Record Date during the term hereof, and, thereafter, the period commencing on the day after each Record Date during the term hereof and ending on the next succeeding Record Date during the term hereof (or, if earlier, the date on which this Agreement terminates).

“Moody’s”: Moody’s Investors Service, Inc., or any successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien or second lien on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, an unsubordinated estate in fee simple in real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the Mortgage Note.

“Mortgaged Property”: With respect to a Mortgage Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a fee simple estate.

“Mortgage File”: With respect to a particular Mortgage Loan, those origination and servicing documents, escrow documents, and other documents as are specified on Schedule B-1 and B-2 to this Agreement and any additional documents required to be added to the Mortgage File pursuant to the related Purchase Price and Terms Letter. These documents shall be stored by the Seller in a secure manner using paper or electronic storage.

“Mortgage Loan”: Each individual mortgage loan or Cooperative Loan (including all documents included in the Mortgage File evidencing the same, all Monthly Payments, Principal Prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, and other proceeds relating thereto, and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith) which is the subject of this Agreement and the related Purchase Price and Terms Letter. The Mortgage Loans subject to this Agreement shall be identified on Mortgage Loan Schedules prepared in connection with each Funding Date.

“Mortgage Loan Schedule”: The list of Mortgage Loans identified on each Funding Date that sets forth the information with respect to each Mortgage Loan that is specified on Schedule A hereto (as amended from time to time to reflect the addition of any Qualified Substitute Mortgage Loans). A Mortgage Loan Schedule will be prepared for each Funding Date.

“Mortgage Note”: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgagor”: The obligor on a Mortgage Note.

“Negative Amortization”: That portion of interest accrued at the Note Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

“Non-recoverable Advance”: As of any date of determination, any Monthly Advance or Servicing Advance previously made or any Monthly Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Servicer and in accordance with the servicing standard set forth in Section 5.01, will not or, in the case of a proposed advance, would not be ultimately recoverable pursuant to Section 5.05(3) or (4) hereof. The determination by the Servicer that it has made a Non-recoverable Advance or that any proposed advance would constitute a Non-recoverable Advance shall be evidenced by an Officer’s Certificate satisfying the requirements of Section 6.06 hereof and delivered to the Purchaser on or before the Determination Date in any month.

“Note Rate”: With respect to any Mortgage Loan at any time any determination thereof is to be made, the annual rate at which interest accrues thereon.

“Offering Materials”: All documents, tapes, or other materials relating to the Mortgage Loans provided by Seller to Purchaser prior to Purchaser submitting its bid to purchase the Mortgage loans.

“Officers’ Certificate”: A certificate signed by (i) the President or a Vice President and (ii) the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered by the Servicer to the Purchaser as required by this Agreement.

“Payment Adjustment Date”: The date on which Monthly Payments shall be adjusted. Payment Adjustment Date shall occur on the date which is eleven months from the first payment date for the Mortgage Loan, unless otherwise specified in the Mortgage Note, and on each anniversary of such first Payment Adjustment Date.

“Payoff”: With respect to any Mortgage Loan, any payment or recovery received in advance of the last scheduled Due Date of such Mortgage Loan, which payment or recovery consists of principal in an amount equal to the outstanding principal balance of such Mortgage Loan, all accrued and unpaid Prepayment Penalties and/or interest with respect thereto, and all other unpaid sums due with respect to such Mortgage Loan.

“Periodic Rate Cap”: With respect to each ARM Loan, the provision in each Mortgage Note that limits permissible increases and decreases in the Note Rate on any Rate Adjustment Date to not more than two percentage points.

“Permitted Investments”: At any time, any one or more of the following obligations and securities:

(i) obligations of the United States or any agency thereof, provided that such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency;

(iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency rating such paper;

(iv) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody’s is not the applicable Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities;

(v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to the Rating Agencies at the time of the issuance of such agreements, as evidenced by a signed writing delivered by each Rating Agency;

(vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s Investors Service, Inc., such rating shall be the highest commercial paper rating of Moody’s Investors Service, Inc. for any such series);

(ix) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency rating such fund;

(x) short-term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by any nationally recognized Rating Agency rating such fund in their respective highest applicable rating category or such lower rating as shall not result in a change in the rating then specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency;

(xi) a 2-7A money fund registered with the SEC; and

(xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to the Rating Agencies;

provided, that no such instrument shall be a Permitted Investment if (i) such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument or (ii) such instrument would require each Seller to register as an investment company under the Investment Company Act of 1940, as amended.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PHH Guide”: As defined in paragraph 3 of the Preliminary Statement to this Agreement.

“Pledge Instruments”: With respect to each Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease, the Assignment of the Mortgage Note and the Acceptance of Assignment and Assumption of Lease Agreement.

“Prepaid Monthly Payment”: Any Monthly Payment received prior to its scheduled Due Date and which is intended to be applied to a Mortgage Loan on its scheduled Due Date.

“Prepayment Penalty”: With respect to each Mortgage Loan, a prepayment penalty, charge, premium or fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

“Primary Insurance Policy”: Each primary policy of mortgage insurance in effect with respect to a Mortgage Loan and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Servicer pursuant to Section 5.08.

“Principal Prepayment”: Any payment or other recovery of principal on a Mortgage Loan (including a Payoff), other than a Monthly Payment or a Prepaid Monthly Payment which is received in advance of its scheduled Due Date, including any Prepayment Penalty thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment and which is intended to reduce the principal balance of the Mortgage Loan.

“Proprietary Lease”: The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

“Purchase Price and Terms Letter”: With respect to any pool of Mortgage Loans purchased and sold on any Funding Date, the letter agreement between the Purchaser and Seller (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Funding Date. A Purchase Price and Terms Letter may relate to more than one pool of Mortgage Loans to be purchased on one or more Funding Dates hereunder.

“Purchaser”: J.P. Morgan Mortgage Acquisition Corp., or its successor in interest or any successor under this Agreement appointed as herein provided.

“Purchaser’s Account”: The account of the Purchaser at a bank or other entity most recently designated in a written notice by the Purchaser to the Sellers as the “Purchaser’s Account.”

“Purchase Price”: As to each Mortgage Loan to be sold hereunder, the price set forth in the Mortgage Loan Schedule and the related Purchase Price and Terms Letter.

“Qualified Mortgage Insurer”: American Guaranty Corporation, Commonwealth Mortgage Assurance Company, General Electric Mortgage Insurance Companies, Mortgage Guaranty Insurance Corporation, PMI Mortgage Insurance Company, Republic Mortgage Insurance Company or United Guaranty Residential Insurance Corporation.

“Qualified Substitute Mortgage Loan”: A Mortgage Loan substituted by a Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due and received in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Unpaid Principal Balance of the Deleted Mortgage Loan and not less than ninety percent (90%) of the Unpaid Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be distributed by the applicable Seller to the Purchaser in the month of substitution), (ii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iii) have a Note Rate not less than (and not more than one percentage point greater than) the Note Rate of the Deleted Mortgage Loan, (iv) with respect to each ARM Loan, have a Minimum Rate not less than that of the Deleted Mortgage Loan, (v) with respect to each ARM Loan, have a Maximum Rate not less than that of the Deleted Mortgage Loan and not more than two (2) percentage points above that of the Deleted Mortgage Loan, (vi) with respect to each Adjustable Rate Mortgage Loan, have a Gross Margin not less than that of the Deleted Mortgage Loan, (vii) with respect to each ARM Loan, have a Periodic Rate Cap equal to that of the Deleted Mortgage Loan, (viii) have a Loan-to-Value Ratio at the time of substitution equal to or less than the Loan-to-Value Ratio of the Deleted Mortgage Loan at the time of substitution, (ix) with respect to each ARM Loan, have the same Rate Adjustment Date as that of the Deleted Mortgage Loan, (x) with respect to each ARM Loan, have the same Index as that of the Deleted Mortgage Loan, (xi) comply as of the date of substitution with each representation and warranty set forth in Sections 3.01, 3.02 and 3.03, (xii) be in the same credit grade category as the Deleted Mortgage Loan, (xiii) have the same Prepayment Penalty term and (xiv) with respect to each ARM Loan, not permit conversion of the related Note Rate to a permanent fixed Note Rate.

“Rate Adjustment Date”: With respect to each ARM Loan, the date on which the Note Rate adjusts.

“Rating Agency”: Any of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Moody’s, DBRS or Fitch Ratings.

“Recognition Agreement”: An agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

“Reconstitution Agreements”: A pooling and servicing agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Securitization Transfer.

“Record Date”: The close of business of the last Business Day of the month immediately preceding the month of the related Remittance Date.

“Refinanced Mortgage Loan”: A Mortgage Loan that was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

“Regulation AB”: Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as such Regulation may be amended from time to time.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Internal Revenue Code or any similar tax vehicle providing for the pooling of assets (such as a Financial Asset Security Investment Trust).

“Remittance Date”: The 18th day of each calendar month, commencing on the 18th day of the month following the Funding Date, or, if such 18th day is not a Business Day, then the next Business Day immediately preceding such 18th day.

“Remittance Rate”: With respect to each Mortgage Loan, the related Note Rate minus the Servicing Fee Rate.

“REO Disposition”: The final sale by the Servicer of any REO Property.

“REO Disposition Proceeds”: All amounts received with respect to any REO Disposition.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Purchaser as described in Section 5.13.

“Repurchase Price”: As to (a) any Defective Mortgage Loan required to be repurchased hereunder with respect to which a breach occurred or (b) any Mortgage Loan required to be repurchased pursuant to Section 3.04 and/or Section 7.02, an amount equal to the Unpaid Principal Balance of such Mortgage Loan at the time of repurchase; plus (2) interest on such Mortgage Loan at the applicable Note Rate from the last date through which interest has been paid and distributed to the Purchaser hereunder to the date of repurchase; minus (3) any amounts received in respect of such Defective Mortgage Loan which are being held in the Collection Account for future remittance, (4) any cost and/or damages incurred in connection with the violation of any predatory lending law.

“SAIF”: The Savings Association Insurance Fund or any successor organization.

“S&P”: Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.

“Scheduled Principal Balance”: With respect to any Mortgage Loan, (i) the outstanding principal balance as of the Funding Date after application of principal payments due on or before such date whether or not received, minus (ii) all amounts previously remitted to the Purchaser with respect to such Mortgage Loan representing (a) payments or other recoveries of principal, or (b) advances of principal made pursuant to Section 6.05.

“Second Lien Mortgage Loan”: A Mortgage Loan secured by a second lien on the related Mortgaged Property.

“Securities Act”: The federal Securities Act of 1933, as amended.

“Securities Exchange Act”: The federal Securities Exchange Act of 1934, as amended.

“Securitization Transfer”: The sale or transfer of some or all of the Mortgage Loans to a trust or other entity as part of a publicly-issued or privately-placed, rated or unrated mortgage pass-through or other mortgage-backed securities transaction.

“Sellers”: PHH Mortgage Corporation (formerly known as Cendant Mortgage Corporation), a New Jersey corporation and Bishop’s Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust), a Delaware business trust, or their successors in interest or any successor under this Agreement appointed as herein provided.

“Servicer”: PHH Mortgage Corporation (formerly known as Cendant Mortgage Corporation), a New Jersey corporation.

“Servicer’s Mortgage File”: The documents pertaining to a particular Mortgage Loan which are specified on Exhibit B-1 and B-2 attached hereto and any additional documents required to be included or added to the “Servicer’s Mortgage File” pursuant to this Agreement.

“Servicing Advances”: All “out of pocket” costs and expenses that are customary, reasonable and necessary which are incurred by the Servicer in the performance of its servicing obligations hereunder, including (without duplication) (i) reasonable attorneys’ fees and (ii) the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the servicing, management and liquidation of any Specially Serviced Mortgaged Loans and/or any REO Property, and (d) compliance with the Servicer’s obligations under Section 5.08.

“Servicing Criteria”: Shall have the meaning set forth on Exhibit 15 hereto.

“Servicing Event”: Any of the following events with respect to any Mortgage Loan: (i) any Monthly Payment being more than 60 days delinquent; (ii) any filing of an Insolvency Proceeding by or on behalf of the related Mortgagor, any consent by or on behalf of the related Mortgagor to the filing of an Insolvency Proceeding against such Mortgagor, or any admission by or on behalf of such Mortgagor of its inability to pay such Person’s debts generally as the same become due; (iii) any filing of an Insolvency Proceeding against the related Mortgagor that remains undismissed or unstayed for a period of 60 days after the filing thereof; (iv) any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of the related Mortgagor or with respect to any Mortgaged Property; (v) any receipt by the Servicer of notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged Property; (vi) any proposal of a material modification (as reasonably determined by the Seller) to such Mortgage Loan due to a default or imminent default under such Mortgage Loan; or (vii) in the reasonable judgment of the Servicer, the occurrence, or likely occurrence within 60 days, of a payment default with respect to such Mortgage Loan that is likely to remain uncured by the related Mortgagor within 60 days thereafter.

“Servicing Fee”: The annual fee, payable monthly to the Servicer out of the interest portion of the Monthly Payment actually received on each Mortgage Loan. The Servicing Fee with respect to each Mortgage Loan for any calendar month (or a portion thereof) shall be 1/12 of the product of (i) the Scheduled Principal Balance of the Mortgage Loan and (ii) the Servicing Fee Rate applicable to such Mortgage Loan.

“Servicing Fee Rate”: Unless otherwise specified on the Mortgage Loan Schedule, (i) with respect to any ARM Loan, 0.375% per annum; provided that, prior to the first Rate Adjustment Date with respect to any such Mortgage Loan, such rate may be, at the Servicer’s option as indicated in the related Purchase Price and Terms Letter, not less than 0.25% per annum; and (ii) with respect to any Mortgage Loan other than an ARM Loan, 0.25% per annum.

“Servicing Officer”: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a written list of servicing officers furnished by the Servicer to the Purchaser upon request therefor by the Purchaser, as such list may from time to time be amended.

“Specially Serviced Mortgage Loan”: A Mortgage Loan as to which a Servicing Event has occurred and is continuing.

“Standard & Poor’s Glossary”: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

“Static Pool Information”: Information set forth in Item 1105(a) of Regulation AB.

“Stock Certificate”: With respect to a Cooperative Loan, the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative Corporation.

“Stock Power”: With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

“Subservicer”: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial majority of the material functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

“Superior Lien”: With respect to any Mortgage Loan, any other mortgage loan relating to the corresponding Mortgaged Property which creates a lien on the Mortgaged Property which is senior to the Mortgage Loan.

“Uniform Commercial Code”: The Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unpaid Principal Balance”: With respect to any Mortgage Loan, at any time, the actual outstanding principal balance then payable by the Mortgagor under the terms of the related Mortgage Note including any cumulative Negative Amortization.

“Warranty Bill of Sale”: A warranty bill of sale with respect to the Mortgage Loans purchased on a Funding Date in the form annexed hereto as Exhibit 10.

ARTICLE II

SALE AND CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01 Sale and Conveyance of Mortgage Loans. The Sellers agree to sell and Purchaser agrees to purchase, from time to time, those certain Mortgage Loans identified in a Mortgage Loan Schedule, at the price and on the terms set forth herein and in the related Purchase Price and Terms Letter. Purchaser, on any Funding Date, shall be obligated to purchase only such Mortgage Loans set forth in the applicable Mortgage Loan Schedule, subject to the terms and conditions of this Agreement and the related Purchase Price and Terms Letter.

Purchaser will purchase Mortgage Loan(s) from the Sellers, on such Funding Dates as may be agreed upon by Purchaser and the Sellers. The closing shall, at Purchaser’s option be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person at such place, as the parties shall agree. On the Funding Date and subject to the terms and conditions of this Agreement, each Seller will sell, transfer, assign, set over and convey to the Purchaser, without recourse except as set forth in this Agreement, and the Purchaser will purchase, all of the right, title and interest of the applicable Seller in and to the Mortgage Loans being conveyed by it hereunder, as identified on the Mortgage Loan Schedule.

Examination of the Mortgage Files may be made by Purchaser or its designee as follows. No later than 5 Business Days prior to the Funding Date, the applicable Seller will deliver to Purchaser or its custodian, the Mortgage Loan Schedule and Legal Documents required pursuant to Schedule B-1. Upon Purchaser’s request, the applicable Seller shall make the Credit Documents available in either original paper form or electronic imaged format to Purchaser for review, at such Seller’s place of business and during reasonable business hours. If Purchaser makes such examination prior to the Funding Date and identifies any Mortgage Loans that do not conform to the PHH Guide, such Mortgage Loans will be deleted from the Mortgage Loan Schedule at Purchaser’s discretion. Purchaser may, at its option and without notice to the Sellers, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan files shall not affect Purchaser’s rights to demand repurchase, substitution or other relief as provided herein.

On the Funding Date and in accordance with the terms herein, Purchaser will pay to the Sellers, by wire transfer of immediately available funds, the Purchase Price, together with interest, if any, accrued from the Cut-off Date through the day immediately preceding the Funding Date, according to the instructions to be provided, respectively, by PHH and the Trust. The applicable Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to Purchaser a Warranty Bill of Sale with respect to the Mortgage Loans in the form annexed hereto as Exhibit 10.

Purchaser shall be entitled to all scheduled principal due after the Cut-off Date, all other recoveries of principal collected after the Cut-off Date and all payments of interest on the Mortgage Loans (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date). Notwithstanding the foregoing, on the first Remittance Date after the Funding Date the Purchaser shall be entitled to receive the interest accrued from the Cut-off Date through the day immediately preceding the Funding Date. The principal balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of principal due on or before the Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a due date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts shall be the property of Purchaser. The Sellers shall hold any such prepaid amounts for the benefit of Purchaser for subsequent remittance by the Sellers to Purchaser. All scheduled payments of principal due on or before the Cut-off Date and collected by Seller after the Cut-off Date shall belong to the Sellers.

Section 2.02 Possession of Mortgage Files. Upon the sale of any Mortgage Loan, the ownership of such Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, payments, proceeds and obligations arising therefrom or in connection therewith, shall then be vested in the Purchaser, and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and, to the extent retained by the Seller, shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in a custodial capacity only. The contents of such Mortgage File not delivered to the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof and the Sellers’ possession of the contents of each Mortgage File so retained is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Seller is in a custodial capacity only. Mortgage Files shall be maintained separately from the other books and records of the Seller. Each Seller shall release from its custody of the contents of any Mortgage File only in accordance with written instructions from the Purchaser, except where such release is required as incidental to the Servicer ‘s servicing of the Mortgage Loans or is in connection with a repurchase or substitution of any such Mortgage Loan pursuant to Section 3.04.

Any documents released to a Seller or the Servicer in connection with the foreclosure or servicing of any Mortgage Loan shall be held by such Person in trust for the benefit of the Purchaser in accordance with this Section 2.02. Such Person shall return to the Purchaser such documents when such Person’s need therefor in connection with such foreclosure or servicing no longer exists (unless sooner requested by the Purchaser); provided that, if such Mortgage Loan is liquidated, then, upon the delivery by a Seller or the Servicer to the Purchaser of a request for the release of such documents and a certificate certifying as to such liquidation, the Purchaser shall promptly release and, to the extent necessary, deliver to such Person such documents.

Section 2.03 Books and Records. The sale of each of its Mortgage Loans shall be reflected on the applicable Seller’s balance sheet and other financial statements as a sale of assets by the applicable Seller. Each Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans it conveyed to the Purchaser which shall be clearly marked to reflect the sale of each Mortgage Loan to the Purchaser and the ownership of each Mortgage Loan by the Purchaser.

Section 2.04 Defective Documents; Delivery of Mortgage Loan Documents. If, subsequent to the related Funding Date, the Purchaser or either Seller finds any document or documents constituting a part of a Mortgage File to be defective or missing in any material respect (in this Section 2.04, a “Defect”), the party discovering such Defect shall promptly so notify the other parties. If the Defect pertains to the Mortgage Note or the Mortgage, then the applicable Seller shall have a period of 45 days within which to correct or cure any such defect after the earlier of such Seller’s discovery of same or such Seller being notified of same. If such Defect can ultimately be cured but is not reasonably expected to be cured within such 45 day period, such Seller shall have such additional time as is reasonably determined by the Purchaser to cure or correct such Defect provided that such Seller has commenced curing or correcting such Defect and is diligently pursuing same. If the Defect pertains to any other document constituting a part of a Mortgage File, then such Seller shall have a period of 90 days within which to correct or cure any such Defect after the earlier of such Seller’s discovery of same or such Seller being notified of same. If such Defect can ultimately be cured but is not reasonably expected to be cured within the 90 day period, then such Seller shall have such additional time as is reasonably determined by the Purchaser to cure or correct such Defect provided such Seller has commenced curing or correcting such Defect and is diligently pursuing same. PHH hereby covenants and agrees that, if any material Defect cannot be corrected or cured, the related Mortgage Loan shall automatically constitute, upon the expiration of the applicable cure period described above and without any further action by any other party, a Defective Mortgage Loan, whereupon PHH shall repurchase such Mortgage Loan by paying to the Purchaser the Repurchase Price therefor in accordance with Section 3.04.

The applicable Seller will, with respect to each Mortgage Loan to be purchased by the Purchaser, deliver and release to the Purchaser the Legal Documents as set forth in Section 2.01. If the applicable Seller cannot deliver an original Mortgage with evidence of recording thereon, original assumption, modification and substitution agreements with evidence of recording thereon or an original intervening assignment with evidence of recording thereon within the applicable time periods, then such Seller shall promptly deliver to the Purchaser such original Mortgages and original intervening assignments with evidence of recording indicated thereon upon receipt thereof from the public recording official, except in cases where the original Mortgage or original intervening assignments are retained permanently by the recording office, in which case, such Seller shall deliver a copy of such Mortgage or intervening assignment, as the case may be, certified to be a true and complete copy of the recorded original thereof. If the applicable Seller cannot deliver the original security instrument or if an original intervening assignment has been lost, then the applicable Seller will deliver a copy of such security instrument or intervening assignment, certified by the local public recording official. If the original title policy has been lost, the applicable Seller will deliver a duplicate original title policy.

If the original Mortgage was not delivered pursuant to the preceding paragraph, then the applicable Seller shall use its best efforts to promptly secure the delivery of such originals and shall cause such originals to be delivered to the Purchaser promptly upon receipt thereof. Notwithstanding the foregoing, if the original Mortgage, original assumption, modification, and substitution agreements, the original of any intervening assignment or the original policy of title insurance is not so delivered to the Purchaser within 180 days following the Funding Date, then, upon written notice by the Purchaser to PHH, the Purchaser may, in its sole discretion, then elect (by providing written notice to PHH) to treat such Mortgage Loan as a Defective Mortgage Loan, whereupon PHH shall repurchase such Mortgage Loan by paying to the Purchaser the Repurchase Price therefor in accordance with Section 3.04. It is understood that from time to time certain local recorder offices become backlogged with document volume. It is agreed that the Seller will provide an Officer’s Certificate to document that the Seller has performed all necessary tasks to insure delivery of the required documentation within 180 days and the delay beyond 180 is caused by the backlog. If the delay exceeds 360 days, regardless of the backlog the Purchaser may elect to collect the documents with its own resources with the reasonable cost and expense to be borne by the Seller. The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the Mortgage Files shall not affect its right to demand repurchase or any other remedies provided in this Agreement.

At the Purchaser’s request, the Assignments shall be promptly recorded in the name of the Purchaser or in the name of a Person designated by the Purchaser in all appropriate public offices for real property records. If any such Assignment is lost or returned unrecorded because of a defect therein, then the applicable Seller shall promptly prepare a substitute Assignment to cure such defect and thereafter cause each such Assignment to be duly recorded. All recording fees related to such a one-time recordation of the Assignments to or by a Seller shall be paid by the applicable Seller.

If the Seller chooses to use facsimile signatures to endorse Mortgage Notes, the Seller must provide in an officers certificate that the endorsement is valid and enforceable in the jurisdiction(s) in which the Mortgaged Properties are located and must retain in its corporate records, and deliver copies to the Purchaser of the following specific documentation authorizing the use of facsimile signatures: (i) a resolution from its board of directors authorizing specific officers to use facsimile signatures; stating that facsimile signatures will be a valid and binding act on the Seller’s part; and authorizing the Seller’s corporate secretary to certify the validity of the resolution, the names of the officers authorized to execute documents by using facsimile signatures, and the authenticity of specimen forms of facsimile signatures; (ii) the corporate secretary's certification of the authenticity and validity of the board of directors' resolution; and (iii) a notarized "certification of facsimile signature" which includes both the facsimile and the original signatures of the signing officers(s) and each others certification that the facsimile and the original signatures of the signing officer(s) and each officer's certification that the facsimile is a true and correct copy of his or her original signature.

Section 2.05 Transfer of Mortgage Loans. Subject to the provisions of this Section 2.05, the Purchaser shall have the right, without the consent of the Sellers, at any time and from time to time, to assign any of the Mortgage Loans and all or any part of its interest under this Agreement and designate any person to exercise any rights of the Purchaser hereunder, and the assignees or designees shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. The Sellers recognize that the Mortgage Loans may be divided into “packages” for resale (“Mortgage Loan Packages” ).

All of the provisions of this Agreement shall inure to the benefit of the Purchaser and any such assignees or designees. All references to the Purchaser shall be deemed to include its assignees or designees. Utilizing resources reasonably available to the Seller without incurring any cost except the Seller’s overhead and employees’ salaries, the applicable Seller shall cooperate in any such assignment of the Mortgage Loans and this Agreement; provided that the Purchaser shall bear all costs associated with any such assignment of the Mortgage Loans and this Agreement other than such Seller’s overhead or employees’ salaries.

The Servicer and the Purchaser acknowledge that the Servicer shall continue to remit payments to the Purchaser on the Remittance Date after the transfer of the Mortgage Loans, unless the Servicer was notified in writing of the new record owner of the Mortgage Loans prior to the immediately preceding Record Date, in which case, the Servicer shall remit to the new record owner (or trustee or master servicer, as the case may be) of the Mortgage Loans.

The Servicer and Purchaser agree that in no event will the Servicer be required to remit funds, send remittance reports or make such reports available via the Servicer’s website to more than five (5) Persons (not including the Servicer or any Affiliate or transferee thereof) at any given time with respect to any Mortgage Loans sold on a particular Funding Date.

Any prospective assignees of the Purchaser who have entered into a commitment to purchase any of the Mortgage Loans may review and underwrite the Servicer’s servicing and origination operations, upon reasonable prior notice to the Servicer, and the Servicer shall cooperate with such review and underwriting to the extent such prospective assignees request information or documents that are reasonably available and can be produced without unreasonable expense or effort. The Servicer shall make the Mortgage Files related to the Mortgage Loans held by the Servicer available at the Servicer’s principal operations center for review by any such prospective assignees during normal business hours upon reasonable prior notice to the Servicer (in no event less than 5 Business Days prior notice). The Servicer may, in its sole discretion, require that such prospective assignees sign a confidentiality agreement with respect to such information disclosed to the prospective assignee which is not available to the public at large and a release agreement with respect to its activities on the Servicer’s premises.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. The Purchaser may, subject to the terms of this Agreement, sell and transfer, in whole or in part, any or all of the Mortgage Loans; provided that no such sale and transfer shall be binding upon the Servicer unless such transferee shall agree in writing to an Assignment, Assumption and Recognition Agreement, in substantially the form of Exhibit 2.05 attached hereto, and an executed copy of such Assignment, Assumption and Recognition Agreement shall have been delivered to the Servicer. The Servicer shall evidence its acknowledgment of any transfers of the Mortgage Loans to any assignees of the Purchaser by executing such Assignment, Assumption and Recognition Agreement. The Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans by any such assignees, and the previous Purchaser shall be released from its obligations hereunder accruing after the date of transfer to the extent such obligations relate to Mortgage Loans sold by the Purchaser. This Agreement shall be binding upon and inure to the benefit of the Purchaser and the Servicer and their permitted successors, assignees and designees.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REPURCHASE AND SUBSTITUTION; REVIEW OF MORTGAGE LOANS

Section 3.01 Representations and Warranties of each Seller. Each Seller, as to itself, represents, warrants and covenants to the Purchaser that as of each Funding Date or as of such date specifically provided herein:

(1) Due Organization. The Seller is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Seller by any state having jurisdiction and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan and with respect to PHH, service each Mortgage Loan in accordance with the terms of this Agreement.

(2) Due Authority. The Seller had the full power and authority and legal right to originate the Mortgage Loans that it originated, if any, and to acquire the Mortgage Loans that it acquired. The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(3) No Conflict. The execution and delivery of this Agreement, the acquisition or origination, as applicable, of the Mortgage Loans by the Seller, the sale of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans;

(4) Ability to Perform. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. It is solvent and the sale of the Mortgage Loans will not cause it to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of its creditors;

(5) No Material Default. Neither the Seller nor any of its Affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Seller or any of its Affiliates is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Seller to perform under this Agreement, nor, to the best of the Seller’s knowledge, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement;

(6) Financial Statements. PHH has delivered to the Purchaser financial statements as to its fiscal year ended December 31, 2004. Except as has previously been disclosed to the Purchaser in writing: (a) such financial statements fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of PHH and its subsidiaries; and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. The Trust has delivered to the Purchaser financial statements dated as of December 31, 2004 (the “Trust Financials”) and such Trust Financials fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of the Trust. Except as has previously been disclosed to the Purchaser in writing, there has been no change in such Trust Financials since their date and the Trust is not aware of any errors or omissions therein;

(7) No Change in Business. There has been no change in the business, operations, financial condition, properties or assets of the applicable Seller since (i) in the case of PHH, the date of its financial statements and (ii) in the case of the Trust, the date of delivery of the Trust Financials, that would have a material adverse effect on the ability of the applicable Seller to perform its obligations under this Agreement;

(8) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Seller’s knowledge, threatened, against the Seller, which, either in any one instance or in the aggregate, if determined adversely to the Seller would adversely affect the sale of the Mortgage Loans to the Purchaser or the execution, delivery or enforceability of this Agreement or result in any material liability of the Seller, or draw into question the validity of this Agreement, or have a material adverse effect on the financial condition of the Seller;

(9) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, the delivery of the Mortgage Files to the Purchaser, the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Funding Date;

(10) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(11) No Broker. The Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction; and

(12) No Untrue Information. Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading;

(13) Non-solicitation. The Seller agrees that it shall not solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans; provided that mass advertising or mailings (such as placing advertisements on television, on radio, in magazines or in newspapers or including messages in billing statements) that are not exclusively directed towards the Mortgagors shall not constitute solicitation and shall not violate this covenant; and

(14) Privacy. The Seller agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor: (a) such information is and shall be held by Seller in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach Bliley Act; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for purposes of 16 C.F.R.§313.14(a)(3); and (c) Seller is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by applicable law.

(15) Servicing Fee. It acknowledges and agrees that the Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(16) Sale Treatment. It has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes; and

(17) Fair Consideration. The consideration received by it upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

Section 3.02 Representations and Warranties of the Servicer. The Servicer represents, warrants and covenants to the Purchaser that as of the Funding Date or as of such date specifically provided herein:

(1) Ability to Service. The Servicer is an approved seller/servicer for FNMA and FHLMC in good standing and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 of the National Housing Act, with facilities, procedures and experienced personnel necessary for the servicing of mortgage loans of the same type as the Mortgage Loans. No event has occurred that would make the Servicer unable to comply with FNMA or FHLMC eligibility requirements or that would require notification to either FNMA or FHLMC;

(2) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Servicer’s knowledge, threatened, against the Servicer which, either in any one instance or in the aggregate, if determined adversely to the Servicer would adversely affect the ability of the Servicer to service the Mortgage Loans hereunder in accordance with the terms hereof or have a material adverse effect on the financial condition of the Servicer;

(3) Collection Practices. The collection practices used by the Servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper and prudent in the mortgage servicing business; and

(4) MERS. The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

Section 3.03 Representations and Warranties as to Individual Mortgage Loans. With respect to each Mortgage Loan, the applicable Seller hereby makes the following representations and warranties to the Purchaser on which the Purchaser specifically relies in purchasing such Mortgage Loan. Such representations and warranties speak as of the Funding Date unless otherwise indicated, but shall survive any subsequent transfer, assignment or conveyance of such Mortgage Loans:

(1) Mortgage Loan as Described. Such Mortgage Loan complies with the terms and conditions set forth herein, and all of the information set forth with respect thereto on the Mortgage Loan Schedule is true and correct in all material respects.

(2) Complete Mortgage Files. The instruments and documents specified in Section 2.02 with respect to such Mortgage Loan have been delivered to the Purchaser in compliance with the requirements of Article II. The Seller is in possession of a Mortgage File respecting such Mortgage Loan, except for such documents as have been previously delivered to the Purchaser.

(3) Owner of Record. The Mortgage relating to such Mortgage Loan has been duly recorded in the appropriate recording office, and the applicable Seller or Servicer is the owner of record of such Mortgage Loan and the indebtedness evidenced by the related Mortgage Note. The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the applicable Seller and the applicable Seller had good and marketable title thereto, and the applicable Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans. Following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The applicable Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan and by the Servicer as set forth in this Agreement. After the Funding Date, neither the applicable Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loan and neither the applicable Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by the applicable Seller, the Servicer and the Purchaser.

(4) Payments Current. All payments required to be made up to and including the Funding Date for such Mortgage Loan under the terms of the Mortgage Note have been made, such that such Mortgage Loan is not delinquent 30 days or more on the Funding Date. Unless otherwise disclosed in the Offering Materials or the Mortgage Loan Schedule, there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder during the twelve months preceding the Funding Date; and, if the Mortgage Loan is a Cooperative Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever been threatened or commenced with respect to the Cooperative Loan.

(5) No Outstanding Charges. There are no delinquent taxes, insurance premiums, assessments, including assessments payable in future installments, or other outstanding charges affecting the Mortgaged Property related to such Mortgage Loan. None of the Seller, the Servicer or any prior originator or servicer has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

(6) Original Terms Unmodified. The terms of the Mortgage Note and the Mortgage related to such Mortgage Loan (and the Proprietary Lease and the Pledge Instruments with respect to each Cooperative Loan,) have not been impaired, waived, altered or modified in any material respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule.

(7) No Defenses. The Mortgage Note and the Mortgage related to such Mortgage Loan (and the Acceptance of Assignment and Assumption of Lease Agreement related to each Cooperative Loan) are not subject to any right of rescission, set-off or defense, including the defense of usury, nor will the operation of any of the terms of such Mortgage Note and such Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off or defense, including the defense of usury and no such right of rescission, set-off or defense has been asserted with respect thereto, and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. The Mortgagor has not filed for protection under, or has been a debtor under, applicable bankruptcy laws.

(8) Hazard Insurance. (a) All buildings or other customarily insured improvements upon the Mortgaged Property related to such Mortgage Loan are insured by a Qualified Mortgage Insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where such Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of either Section 5.10 or Section 5.11. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the originator of such Mortgage Loan, its successors and assigns, as mortgagee. Such policies are the valid and binding obligations of the insurer, and all premiums thereon due to date have been paid. The related Mortgage obligates the Mortgagor thereunder to maintain all such insurance at such Mortgagor’s cost and expense, and on such Mortgagor’s failure to do so, authorizes the holder of such Mortgage to maintain such insurance at such Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor; or (b) in the case of a condominium or unit in a planned unit development (“PUD”) project that is not covered by an individual policy, the condominium or PUD project is covered by a “master” or “blanket” policy and there exists and is in the Servicer’s Mortgage File a certificate of insurance showing that the individual unit that secures the first mortgage is covered under such policy. The insurance policy contains a standard mortgagee clause naming the originator of such Mortgage Loan (and its successors and assigns), as insured mortgagee. Such policies are the valid and binding obligations of the insurer, and all premiums thereon have been paid. The insurance policy provides for advance notice to the Seller or Servicer if the policy is canceled or not renewed, or if any other change that adversely affects the Seller’s interests is made; the certificate includes the types and amounts of coverage provided, describes any endorsements that are part of the “master” policy and would be acceptable pursuant to the FNMA Guide. The Seller has not engaged in, and has no knowledge of the Mortgagor, any subservicer or any prior servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind had been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

(9) Compliance With Applicable Laws. All requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity, or disclosure laws or unfair and deceptive practices) applicable to the origination and servicing of such Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(10) No Fraud. No error or omission, misrepresentation, negligence or fraud in respect of such Mortgage Loan has taken place on the part of any Person in connection with the origination and servicing of such Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. These documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein misleading. The Seller has reviewed all of the documents constituting the Servicer’s Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

(11) No Satisfaction of Mortgage. The Mortgage related to such Mortgage Loan has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default.

(12) Valid First or Second Lien. The Mortgage including any Negative Amortization, related to such Mortgage Loan is a valid, subsisting and enforceable perfected first lien or second lien on the related Mortgaged Property, including all improvements on the related Mortgaged Property, which Mortgaged Property is free and clear of any encumbrances and liens having priority over the first lien or second lien of the Mortgage subject only to (a) the lien of current real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording of such Mortgage which are acceptable to mortgage lending institutions generally, are referred to in the lender’s title insurance policy and do not adversely affect the market value or intended use of the related Mortgaged Property, (c) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, or market value of the related Mortgaged Property or (d) with respect to each Second Lien Mortgage Loan, a Superior Lien on the Mortgaged Property; with respect to each Cooperative Loan, each Acceptance of Assignment and Assumption of Lease Agreement creates a valid, enforceable and subsisting first security or second security interest in the collateral securing the related Mortgage Note subject only to (a) the lien of the related Cooperative Corporation for unpaid assessments representing the obligor’s pro rata share of the Cooperative Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Acceptance of Assignment and Assumption of Lease Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Cooperative Project.

(13) Validity of Documents. The Mortgage Note and the Mortgage related to such Mortgage Loan (and the Acceptance of Assignment and Assumption of Lease Agreement with respect to each Cooperative Loan) are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles (regardless whether such enforcement is considered in a proceeding in equity or at law).

(14) Valid Execution of Documents. All parties to the Mortgage Note and the Mortgage related to such Mortgage Loan had legal capacity to enter into such Mortgage Loan and to execute and deliver the related Mortgage Note and the related Mortgage and the related Mortgage Note and the related Mortgage have been duly and properly executed by such parties; with respect to each Cooperative Loan, all parties to the Mortgage Note and the Mortgage Loan had legal capacity to execute and deliver the Mortgage Note, the Acceptance of Assignment and Assumption of Lease Agreement, the Proprietary Lease, the Stock Power, the Recognition Agreement, the Financing Statement and the Assignment of Proprietary Lease and such documents have been duly and properly executed by such parties; each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative Corporation if the Seller undertakes to convert the ownership of the collateral securing the related Cooperative Loan.

(15) Full Disbursement of Proceeds. Such Mortgage Loan has closed and the proceeds of such Mortgage Loan have been fully disbursed prior to the Funding Date; provided that, with respect to any Mortgage Loan originated within the previous 120 days, alterations and repairs with respect to the related Mortgaged Property or any part thereof may have required an escrow of funds in an amount sufficient to pay for all outstanding work within 120 days of the origination of such Mortgage Loan, and, if so, such funds are held in escrow by the Seller, a title company or other escrow agent. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

(16) Ownership. The Mortgage Note and the Mortgage related to such Mortgage Loan have not been assigned, pledged or otherwise transferred by the applicable Seller, in whole or in part, and the Seller has good and marketable title thereto, and the Seller is the sole owner thereof (and with respect to any Cooperative Loan, the sole owner of the related Acceptance of Assignment and Assumption of Lease Agreement)and has full right and authority to transfer and sell such Mortgage Loan, and is transferring such Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

(17) Doing Business. All parties that have had any interest in such Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located.

(18) Title Insurance. (a) Such Mortgage Loan is covered by an ALTA lender’s title insurance policy or short form title policy acceptable to FNMA and FHLMC (or, in jurisdictions where ALTA policies are not generally approved for use, a lender’s title insurance policy acceptable to FNMA and FHLMC), issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in clauses (12)(a), (b) and (c) above, and with respect to each Second Lien Mortgage Loan, clause 12(d) above) the Seller or Servicer, its successors and assigns as to the first priority lien or the second priority lien of the related Mortgage in the original principal amount of such Mortgage Loan including any Negative Amortization and in the case of ARM Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of such Mortgage providing for adjustment to the applicable Note Rate and Monthly Payment. Additionally, either such lender’s title insurance policy affirmatively insures that there is ingress and egress to and from the Mortgaged Property or the Seller warrants that there is ingress and egress to and from the Mortgaged Property and the lender’ s title insurance policy affirmatively insures against encroachments by or upon the related Mortgaged Property or any interest therein or any other adverse circumstance that either is disclosed or would have been disclosed by an accurate survey. The Seller or Servicer is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser without any further act. No claims have been made under such lender’s title insurance policy, neither the Seller, nor to the best of Seller’s knowledge, any prior holder of the related Mortgage has done, by act or omission, anything that would impair the coverage of such lender’s insurance policy, and there is no act, omission, condition, or information that would impair the coverage of such lender’s insurance policy; (b) The mortgage title insurance policy covering each unit mortgage in a condominium or PUD project related to such Mortgage Loan meets all requirements of FNMA and FHLMC.

(19) No Defaults. (a) There is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Mortgage Loan; (b) to the best of the Seller’s knowledge, there is no event that, with the lapse of time, the giving of notice, or both, would constitute such a default, breach, violation or event of acceleration; (c) the Mortgagor(s) with respect to such Mortgage Loan is (1) not in default under any other Mortgage Loan or (2) the subject of an Insolvency Proceeding; (d) no event of acceleration has previously occurred, and no notice of default has been sent, with respect to such Mortgage Loan; (e) in no event has the Seller waived any of its rights or remedies in respect of any default, breach, violation or event of acceleration under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Mortgage Loan; and (f) with respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Acceptance of Assignment and Assumption of Lease Agreement and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and the Seller has the right under the terms of the Mortgage Note, Acceptance of Assignment and Assumption of Lease Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor. With respect to each Second Lien Mortgage Loan owned by or serviced by the Seller or its affiliates or to the best of the Seller’s knowledge with respect to each Second Lien Mortgage Loan which is not owned by or serviced by the Seller or its affiliates, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage.

(20) No Mechanics’ Liens. As of the date of origination of such Mortgage Loan, there were no mechanics’ or similar liens, except such liens as are expressly insured against by a title insurance policy, or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(21) Location of Improvements; No Encroachments. As of the date of origination of such Mortgage Loan, all improvements that were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property except as permitted under the terms of the FNMA Guide and the FHLMC Selling Guide; to the best of the Seller’s knowledge, no improvement located on or part of any Mortgaged Property is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property, and with respect to the use and occupancy of the same, including certificates of occupancy, have been made or obtained from the appropriate authorities.

(22) Origination; Payment Terms. Except with respect to Interest-Only Mortgage Loans, principal payments on such Mortgage Loan commenced or will commence no more than 60 days after funds were disbursed in connection with such Mortgage Loan. If the interest rate on the related Mortgage Note is adjustable, the adjustment is based on the Index set forth on the related Mortgage Loan Schedule. The related Mortgage Note is payable on the first day of each month in arrears, in accordance with the payment terms described on the related Mortgage Loan Schedule. The Mortgage Note does not permit negative amortization. No ARM Loan is convertible to a fixed rate mortgage loan. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an Interest-Only Mortgage Loan, the interest-only period shall not exceed ten (10) years (or such other period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan.

(23) Due On Sale. Except as noted otherwise on the Mortgage Loan Schedule, the related Mortgage contains the usual and customary “due-on-sale” clause or other similar provision for the acceleration of the payment of the Unpaid Principal Balance of such Mortgage Loan if the related Mortgaged Property or any interest therein is sold or transferred without the prior consent of the mortgagee thereunder.

(24) Prepayment Penalty. Except as noted otherwise on the Mortgage Loan Schedule, such Mortgage Loan is not subject to any Prepayment Penalty. With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty is enforceable and will be enforced by the Sellers, and each Prepayment Penalty is permitted pursuant to federal, state and local law. With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination. Except as otherwise set forth in the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan.

(25) Mortgaged Property Undamaged; No Condemnation. The related Mortgaged Property (and with respect to a Cooperative Loan, the related Cooperative Project and Cooperative Unit) is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof.

(26) Customary Provisions. The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) in the case of a Mortgage, otherwise by judicial foreclosure.

(27) Conformance With Underwriting Standards. Such Mortgage Loan was underwritten in accordance with the PHH Guide.

(28) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property on forms and with riders approved by FNMA and FHLMC, signed prior to the approval of such Mortgage Loan application by an appraiser, duly appointed by the originator of such Mortgage Loan, whose compensation is not affected by the approval or disapproval of such Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC for appraisers. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989. In accordance with specified programs Seller may utilize a approved AVM in lieu of an appraisal.

(29) Deeds of Trust. If the related Mortgage constitutes a deed of trust, then a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under such deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor.

(30) LTV; Primary Mortgage Insurance Policy. Except with respect to Additional Collateral Mortgage Loans (as defined in Exhibit 11 hereto) and such Mortgage Loans listed on the Mortgage Loan Schedule as not required to have Primary Mortgage Insurance pursuant to the PHH Guide, if such Mortgage Loan had a Loan-to-Value Ratio of more than 80% at origination, such Mortgage Loan is and will be subject to a Primary Insurance Policy issued by a Qualified Mortgage Insurer, which insures the Seller or Servicer, its successors and assigns and insureds in the amount set forth on the Mortgage Loan Schedule; provided that, a Primary Mortgage Insurance Policy will not be required for any Cooperative Loan if (i) the proceeds of such Cooperative Loan were used to purchase a Cooperative Unit at the “insider’s price” when the building was converted to a Cooperative Corporation, (ii) the value of the Cooperative Unit for purposes of establishing the LTV at origination was such “insider’s price”, (iii) the principal amount of the Cooperative Loan at origination was not more than 100% of such “insider’s price” and (iv) the LTV at origination, as calculated using the Appraised Value at origination, was less than or equal to 80%. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any related Mortgage subject to any such Primary Insurance Policy (other than a “lender-paid” Primary Insurance Policy) obligates the Mortgagor thereunder to maintain such insurance for the time period required by law and to pay all premiums and charges in connection therewith. As of the date of origination, the Loan-to-Value Ratio of such Mortgage Loan is as specified in the applicable Mortgage Loan Schedule. As of the date of origination, no Mortgage Loan has a CLTV greater than 100%.

(31) Occupancy. As of the date of origination of such Mortgage Loan, to the best of the Seller’s knowledge, the related Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

(32) Supervision and Examination by a Federal or State Authority. Each Mortgage Loan either was (a) closed in the name of the PHH, or (b) closed in the name of another entity that is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (a “HUD Approved Mortgagee”), and was so at the time such Mortgage Loan was originated (PHH or such other entity, the “Originator”) or (c) closed in the name of a loan broker under the circumstances described in the following sentence. If such Mortgage Loan was originated through a loan broker, such Mortgage Loan met the Originator’s underwriting criteria at the time of origination and was originated in accordance with the Originator’s policies and procedures and the Originator acquired such Mortgage Loan from the loan broker contemporaneously with the origination thereof. The Mortgage Loans that the Trust is selling to Purchaser were originated by or on behalf of PHH and subsequently assigned to the Trust.

(33) Adjustments. All of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments will not affect the priority of the lien of the related Mortgage; all such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan.

(34) Insolvency Proceedings; Servicemembers Civil Relief Act. To the best of the Seller’s knowledge, the related Mortgagor (1) is not the subject of any Insolvency Proceeding; and (2) has not requested any relief allowed to such Mortgagor under the Servicemembers Civil Relief Act;

(35) FNMA/FHLMC Documents. Such Mortgage Loan was closed on standard FNMA or FHLMC documents or on such documents otherwise acceptable to them.

(36) No Buydown Provisions; No Graduated Payments or Contingent Interests. Unless otherwise disclosed in the Offering Materials or the Mortgage Loan Schedule, no Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(37) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Mortgage Loan as identified with a MIN number on the Mortgage Loan Schedule). Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded. No later than 30 days following the related Funding Date, Seller shall provide the Custodian and the Purchaser with a MERS MIN number for each applicable loan on the Mortgage Loan Schedule. On or prior to the Funding Date, the Servicer with respect to each MERS Mortgage Loan will cause the MERS identification system to be updated to reflect the Purchaser as the owner of such Mortgage Loans.

(38) Consolidation of Future Advances. Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(39) Balloon Mortgage Loans. Unless otherwise disclosed in the Offering Materials or the Mortgage Loan Schedule, no Mortgage Loan has a balloon payment feature. With respect to any Mortgage Loan with a balloon payment feature, the Mortgage Note is payable in Monthly Payments based on a thirty year amortization schedule and has a final Monthly Payment substantially greater than the proceeding Monthly Payment which is sufficient to amortize the remaining principal balance of the Mortgage Loan.

(40) Condominiums. If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the PHH Guide.

(41) No Construction Loans. Unless otherwise disclosed in the Offering Materials or the Mortgage Loan Schedule, no Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.

(42) Unacceptable Investment. Neither the applicable Seller nor the Servicer has any knowledge of any circumstances or condition with respect to the Mortgage, the Mortgage Property (or with respect to a Cooperative Loan, the Acceptance of Assignment and Assumption of Lease Agreement, the Cooperative Unit or the Cooperative Project), the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan.

(43) Payment Terms. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(44) Environmental Matters. To the best of Seller’s knowledge, the Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law.

(45) Cooperative Lien Search. With respect to each Cooperative Loan, a Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to FNMA and qualified to do business in the jurisdiction where the Cooperative Unit is located.

(46) Cooperative Proprietary Lease. With respect to each Cooperative Loan, (i) the terms of the related Proprietary Lease is longer than the terms of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by the Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement.

(47) Cooperative Loan Perfection. With respect to each Cooperative Loan, each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the Mortgagor or its designee establishes in the Mortgagor a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Mortgagor has full right to sell and assign the same.

(48) Cooperative Acceptance of Assignment and Assumption. With respect to each Cooperative Loan, each Acceptance of Assignment and Assumption of Lease Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby. The Acceptance of Assignment and Assumption of Lease Agreement contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof.

(49) Disclosure and Rescission Materials. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

(50) Adverse Selection. The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien or second lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

(51) Origination Practices. The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been consistent with this Agreement.

(52) Ground Lease. With respect to any ground lease to which a Mortgaged Property may be subject: (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease: (B) such ground is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Funding Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate: (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease: (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Funding Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than the maturity date of the Mortgage Note.

(53) Escrow Payments. With respect to escrow deposits and payments that the Servicer is entitled to collect (other than with respect to Second Lien Mortgage Loans for which the mortgagee under the Superior Lien is collecting Escrow Payments), all such payments are in the possession of, or under the control of the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

(54) High Cost Loans. None of the Mortgage Loans are classified as (a) ”high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) ”high cost,” “high cost home”, “high risk home”, “threshold,” “covered,” or “predatory” loans under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. The Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the Fannie Mae Guides. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary).

(55) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts. Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person.

(56) Single Premium Credit Insurance Policies. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

(57) Credit Reporting. The Sellers have caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

(58) Anti-Money Laundering Laws. The Sellers have complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Sellers have established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted (or the originator of the Mortgage Loan has conducted) the requisite due diligence in connection with the origination of each Mortgage Loan required by the Anti-Money Laundering Laws, and has obtained and will maintain information identifying the applicable Mortgagor as required by the Anti-Money Laundering Laws. No Mortgage Loan is subject to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

(59) Mortgage File. With respect to each Mortgage Loan, the Seller is in possession of a Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned.

(60) Qualified Mortgage. Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code.

(61) Arbitration. No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

(62) Tax Service Contract; Flood Certification Contract. The Sellers have obtained a Tax Service Contract with an Approved Tax Service Contract Provider on each Mortgage Loan and such contract is assignable to the Purchaser. The Sellers have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and such contract is assignable to the Purchaser or the Purchaser’s designee.

(63) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae requirements regarding such dwellings and that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes.

(64) Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated after March 7, 2003, which is a “high-cost home loan” as defined under the Georgia Fair Lending Act.

(65) Consent. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File.

Section 3.04 Repurchase and Substitution. It is understood and agreed that the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination of any Mortgage File.

Upon discovery by either of the Sellers or the Purchaser of a breach of any of the representations and warranties contained in Sections 3.01, 3.02 or 3.03 that materially and adversely affects the interest of the Purchaser (or that materially and adversely affects the interests of the Purchaser in the related Mortgage Loan, in the case of a representation or warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Unless permitted a greater period of time to cure as set forth in Section 2.04, the applicable Seller shall have a period of 60 days from the earlier of either discovery by or receipt of written notice from the Purchaser to the Seller of any breach of any of the representations and warranties contained in Sections 3.01, 3.02 or 3.03 that materially and adversely affects the interest of the Purchaser (or that materially and adversely affects the interests of the Purchaser in the related Mortgage Loan, in the case of a representation or warranty relating to a particular Mortgage Loan) (a “Defective Mortgage Loan”; provided that “Defective Mortgage Loan” shall also include (a) any Mortgage Loan treated or designated as such in accordance with Section 2.04 and (b) any Mortgage Loan regarding which the Mortgagor fails to make the first regularly scheduled payment of principal and interest) within which to correct or cure such breach. If such breach can ultimately be cured but is not reasonably expected to be cured within the 60-day period, then the applicable Seller shall have such additional time, if any, as is reasonably determined by the Purchaser to cure such breach provided that the Seller has commenced curing or correcting such breach and is diligently pursuing same. Each Seller hereby covenants and agrees with respect to each Mortgage Loan conveyed by it that, if any breach relating thereto cannot be corrected or cured within the applicable cure period or such additional time, if any, as is reasonably determined by the Purchaser, then such Seller shall, at the direction of the Purchaser, repurchase the Defective Mortgage Loan at the applicable Repurchase Price. Notwithstanding the above sentence, within 30 days of the earlier of either discovery by, or notice to, the Sellers of any breach of the representations or warranties set forth in clauses (24), (54), (56), (57), (60), (61) and (64) of Section 3.03, the Sellers shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Notwithstanding anything to the contrary contained herein, if the first regularly scheduled payment of principal and interest due under any Mortgage Loan has been delinquent more than 30 days, the Purchaser may, by written notice to the applicable Seller, require that the Seller repurchase the related Mortgage Loan. However, if the Seller provides written evidence that the delinquency was due to a servicing setup error, no repurchase shall be required. Within 10 Business Days following the delivery of any such written notice from the Purchaser, the applicable Seller shall repurchase the specified Mortgage Loan by paying the Repurchase Price therefor by wire transfer of immediately available funds directly to the Purchaser’s Account.

Notwithstanding the previous paragraph, the applicable Seller may, at its option and assuming that such Seller has a Qualified Substitute Mortgage Loan or Loans, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (“Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the applicable Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the Defective Mortgage Loan.

As to any Deleted Mortgage Loan for which the applicable Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the applicable Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Legal Documents as are required by Section 2. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the applicable Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01, 3.02 and 3.03.

For any month in which the applicable Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution (after application of scheduled principal payments due in the month of substitution which have been received or as to which an advance has been made) is less than the aggregate outstanding principal balance of all such Deleted Mortgage Loans. The amount of such shortfall shall be paid by the applicable Seller on the date of such substitution) by wire transfer of immediately available funds directly to the Purchaser’s Account.

Any repurchase of a Defective Mortgage Loan required hereunder shall be accomplished by payment of the applicable Repurchase Price within 3 Business Days of expiration of the applicable time period referred to above in paragraph 3.04 by wire transfer of immediately available funds directly to the Purchaser’s Account. It is understood and agreed that the obligations of a Seller (a) set forth in this Section 3.04 to cure any breach of such Seller’s representations and warranties contained in Sections 3.01, 3.02 and 3.03 or to repurchase the Defective Mortgage Loan(s) and (b) set forth in Section 9.01 to indemnify the Purchaser in connection with any breach of a Seller’s representations and warranties contained in Sections 3.01, 3.02 and 3.03 shall constitute the sole remedies of the Purchaser respecting a breach of such representations and warranties.

The parties further agree that, in recognition of the Trust’s rights against PHH Mortgage with respect to the Mortgage Loans acquired by it from PHH Mortgage and conveyed to the Purchaser hereunder, the Purchaser shall have the right to cause PHH Mortgage to repurchase directly any Defective Mortgage Loan (other than as a result of a breach by the Trust of Section 3.03 (3) or 3.03(15) hereof, in which case the Purchaser shall have the right to cause the Trust to repurchase directly the Defective Mortgage Loan) acquired hereunder by the Purchaser from the Trust.

Section 3.05 Certain Covenants of each Seller and the Servicer. Without incurring undue effort or any cost except the Seller’s overhead or employees’ salaries, each Seller shall take reasonable steps to assist the Purchaser, if the Purchaser so requests by 30 days’ advance written notice to the related Seller or Sellers (it is agreed that electronic mail shall be considered valid notification if followed by verbal communication by the Purchaser to the related Seller or Sellers), in re-selling the Mortgage Loans in a whole loan sale or in securitizing the Mortgage Loans and selling undivided interests in such Mortgage Loans in a public offering or private placement or selling participating interests in such Mortgage Loans, which steps may include, (a) providing any information relating to the Mortgage Loans reasonably necessary to assist in the preparation of any disclosure documents, (b) providing information relating to delinquencies and defaults with respect to the Servicer’s servicing portfolio (or such portion thereof as is similar to the Mortgage Loans), (c) entering into any other servicing, custodial or other similar agreements, that are consistent with the provisions of this Agreement, and which contain such provisions as are customary in securitizations rated “AAA” (including a securitization involving a REMIC) (a “Securitization”) and (d) provide such opinions of counsel as are customary in such transactions, provided, however, that any opinion of outside counsel shall be provided at Purchaser’s expense, and (e) to restate the representations and warranties set forth in this Agreement, except for the following which will be restated as of the applicable Funding Date, in Section 3.03(4) Payments Current, (20) Mechanic’s Liens, (21) Location of Improvements: No Encroachments, (25) Mortgage Property Undamaged; No Condemnation, (31) Occupancy and (54) regarding “high cost” loans, as of the settlement or closing date in connection with such sale or securitization (each, a “Reconstitution Date”) or make the representations and warranties set forth in the related selling/servicing guide of the issuer, or such representations and warranties as may be required by any Rating Agency or prospective purchaser of the related securities or such Mortgage Loans, in connection with such sale or securitization. In connection with such a Securitization, the Purchaser may be required to engage a master servicer or trustee to determine the allocation of payments to and make remittances to the certificate holders, at the Purchaser’s sole cost and expense. In the event that a master servicer or trustee is requested by the Purchaser to determine the allocation of payments and to make remittances to the certificateholders, the Servicer agrees to service the Mortgage Loans in accordance with the reasonable and customary requirements of such Securitization, which may include the Servicer’s acting as a subservicer in a master servicing arrangement. With respect to the then owners of the Mortgage Loans, the Servicer shall thereafter deal solely with such master servicer or trustee, as the case may be with respect to such Mortgage Loans which are subject to the Securitization and shall not be required to deal with any other party with respect to such Mortgage Loans. The cost of such securitization shall be borne by the Purchaser, other than the Seller’s overhead or employees’ salaries.

In the event of a Securitization the applicable Seller shall indemnify the Purchaser, and each Affiliate designated by the Purchaser and each Person who controls the Purchaser, or such Affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller, the Seller’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who were previously the “Purchasers” under this Agreement.

Section 3.06 Early Payment Default. With respect to any Mortgage Loan, if the related Mortgagor fails to make (a) the Mortgage Loan’s first Monthly Payment after origination on or prior to the date which is thirty days after the related Due Date or (b) the first Monthly Payment due to the Initial Purchaser after the related Funding Date on or prior to the date which is thirty days after the related Due Date, the related Seller shall, upon receipt of notice from the Initial Purchaser, promptly repurchase such Mortgage Loan from the Purchaser in accordance with Section 3.04 hereof.

In the event that any such Mortgage Loan prepays in full during the period between the Cut-off Date and the Funding Date, the Seller shall either (i) substitute a Mortgage Loan for the Mortgage Loan that prepaid in full, (ii) shall consent to a readjustment of the Purchase Price, or (iii) pay the Initial Purchaser, within thirty (30) days of receipt of notice of such prepayment in full, the difference between the Purchase Price (as adjusted) for such Mortgage Loan and the outstanding principal balance of such Mortgage Loan as of the Cut-off Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND CONDITIONS PRECEDENT TO FUNDING

Section 4.01 Representations and Warranties. The Purchaser represents, warrants and covenants to the Seller that as of each Funding Date or as of such date specifically provided herein:

(1) Due Organization. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Purchaser by any state having jurisdiction and in any event the Purchaser is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan.

(2) Due Authority. The Purchaser had the full power and authority and legal right to acquire the Mortgage Loans that it acquired. The Purchaser has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Purchaser has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

(3) No Conflict. None of the execution and delivery of this Agreement, the acquisition or origination, as applicable, of the Mortgage Loans by the Purchaser, the purchase of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser’s organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(4) Ability to Perform. The Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(5) No Material Default. The Purchaser is not in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Purchaser is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Purchaser to perform under this Agreement, nor, to the best of the Purchaser’s knowledge, has any event occurred which, with notice, lapse of time or both would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement;

(6) Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Purchaser’s knowledge, threatened, against the Purchaser, which, either in any one instance or in the aggregate, if determined adversely to the Purchaser would adversely affect the purchase of the Mortgage Loans or the execution, delivery or enforceability of this Agreement or result in any material liability of the Purchaser, or draw into question the validity of this Agreement, or the Mortgage Loans or have a material adverse effect on the financial condition of the Purchaser;

(7) Broker. The Purchaser has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction.

(8) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, the purchase of the Mortgage Loans from the Seller or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Funding Date;

(9) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Purchaser;

(10) Non-Petition Agreement. The Purchaser covenants and agrees that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of all rated obligations of Bishop’s Gate Residential Mortgage Trust, acquiesce, petition or otherwise, directly or indirectly, invoke or cause Bishop’s Gate Residential Mortgage Trust to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against Bishop’s Gate Residential Mortgage Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Bishop’s Gate Residential Mortgage Trust. This covenant and agreement shall be binding upon the Purchaser and any assignee or transferee of the Purchaser. The exercise and/or enforcement by the Purchaser of the obligations of Bishop’s Gate Residential Mortgage Trust (as set forth in this Agreement) to (a) repurchase or substitute for Mortgage Loans or (b) indemnify the Purchaser, in each case, shall not constitute violations of the foregoing covenant;

(11) No Untrue Information. Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading;

(12) Non-solicitation. The Purchaser agrees that it shall not solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans; provided that mass advertising or mailings (such as placing advertisements on television, on radio, in magazines or in newspapers or including messages in billing statements) that are not exclusively directed towards the Mortgagors shall not constitute solicitation and shall not violate this covenant; and

(13) Privacy. Purchaser agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor: (a) such information is and shall be held by Purchaser in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach Bliley Act; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for purposes of 16 C.F.R. § 313.14(a)(3); and (c) Purchaser is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by applicable law.

(14) MERS. The Purchaser is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the Purchaser’s performance of its obligations under this Agreement with respect to the Mortgage Loans, for as long as such Mortgage Loans are registered with MERS.

Section 4.02 Conditions Precedent to Closing. Each purchase of Mortgage Loans hereunder shall be subject to each of the following conditions:

(a) All of the representations and warranties of Seller under the PHH Guide, and of Seller and Purchaser under this Agreement shall be true and correct as of the Funding Date, and no event shall have occurred which, with notice or the passage of time, would constitute an Event of Default under this Agreement or under the PHH Guide;

(b) Purchaser shall have received, or Purchaser’s attorneys shall have received in escrow, all closing documents as specified herein, in such forms as are agreed upon and acceptable to Purchaser, duly executed by all signatories other than Purchaser as required pursuant to the respective terms thereof;

(c) All other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, Purchaser shall pay to Seller on each Funding Date the applicable Purchase Price as provided herein.

ARTICLE V

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.01 PHH to Act as Servicer; Servicing Standards; Additional Documents; Consent of the Purchaser.(1) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and REO Property from and after each Funding Date in accordance with the terms and provisions of the Mortgage Loans, applicable law and the terms and provisions of this Agreement for and on behalf of, and in the best interests of, the Purchaser (without taking into account any relationship the Servicer may have with any Mortgagor or other Person, the participation, if any, of the Servicer in any financing provided in connection with the sale of any Mortgaged Property, or the Servicer’s obligation to advance any expenses or incur any costs in the performance of its duties hereunder) in accordance with a standard that is not less than the higher of (a) the same care, skill, prudence and diligence with which it services similar assets held for its own or its Affiliates’ account and (b) the same care, skill, prudence and diligence with which it services similar assets for third party institutional investors, in each case giving due consideration to customary and usual standards of practice of prudent institutional mortgage loan servicers utilized with respect to mortgage loans comparable to the Mortgage Loans. Subject to the foregoing standards, in connection with such servicing and administration, the Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes; provided that nothing contained herein shall be construed as an express or implied guarantee by the Servicer of the collectibility of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Seller, including with respect to Servicing Fees.

In the event that any of the Mortgage Loans included on the Mortgage Loan Schedule for a particular Funding Date are Additional Collateral Mortgage Loans (as defined in Exhibit 11 hereto), Seller and Purchaser shall enter into an Additional Collateral Assignment and Servicing Agreement, substantially in the form of Exhibit 11 hereto, and such Additional Collateral Mortgage Loans will be serviced in accordance with the terms of the related Additional Collateral Assignment and Servicing Agreement and the terms of this Agreement.

(2) To the extent consistent with Section 5.01(1) and further subject to any express limitations set forth in this Agreement, the Servicer (acting alone or, solely in the circumstances permitted hereunder, acting through a subservicer) shall have full power and authority to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including the power and authority (a) to execute and deliver, on behalf of the Purchaser, customary consents or waivers and other instruments and documents (including estoppel certificates), (b) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (c) to submit claims to collect any Insurance Proceeds and Liquidation Proceeds, (d) to consent to the application of any Insurance Proceeds or Condemnation Proceeds to the restoration of the applicable Mortgaged Property or otherwise, (e) to bring an action in a court of law, including an unlawful detainer action, to enforce rights of the Purchaser with respect to any Mortgaged Property, (f) to execute and deliver, on behalf of the Purchaser, documents relating to the management, operation, maintenance, repair, leasing, marketing and sale of any Mortgaged Property or any REO Property, and (g) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action not provided for in this Agreement that is materially inconsistent with or materially prejudices the interest of the Purchaser in any Mortgage Loan or under this Agreement. The Purchaser shall furnish the Servicer with a power of attorney in the form of Exhibit 5.01 and other documents reasonably necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and the REO Properties, including documents relating to the foreclosure, receivership, management, operation, maintenance, repair, leasing, marketing and sale (in foreclosure or otherwise) of any Mortgaged Property or any REO Property. Nothing contained in this Agreement shall limit the ability of the Servicer to lend money to (whether on a secured or unsecured basis), and otherwise generally engage in any kind of business or dealings with, any Mortgagor as though the Servicer were not a party to this Agreement or to the transactions contemplated hereby.

(3) Notwithstanding anything to the contrary contained herein:

(a) the Servicer acknowledges that the Purchaser will retain title to, and ownership of, the Mortgage Loans and the REO Properties and that the Servicer does not hereby acquire any title to, security interest in, or other rights of any kind in or to any Mortgage Loan or REO Property or any portion thereof;

(b) the Servicer shall not file any lien or any other encumbrance on, exercise any right of setoff against, or attach or assert any claim in or on any Mortgage Loan or REO Property, unless authorized pursuant to a judicial or administrative proceeding or a court order;

(c) the Servicer shall, in servicing the Mortgage Loans, follow and comply with the servicing guidelines established by FNMA, provided that the Servicer shall specifically notify the Purchaser in writing and obtain the Purchaser’s written consent prior to the Servicer taking any of the following actions: (1) modifying, amending or waiving any of the financial terms of, or making any other material modifications to, a Mortgage Loan, except the Servicer may, upon the Mortgagor’s request, accept a principal prepayment and re-amortize the then remaining principal balance over the then remaining term of the loan (resulting in a lower scheduled monthly payment but no change in the maturity date); (2) selling any Specially Serviced Mortgage Loan; (3) making, with respect to any Specially Serviced Mortgage Loan or REO Property, Servicing Advances provided that the Servicer shall not be required to so advise the Purchaser to the extent that each related Servicing Advance as to the related Mortgaged Property or REO Property is in the best interests of the Purchaser or other owner of the Mortgage Loan and that are deemed to be recoverable by the Servicer; (4) forgiving principal or interest on, or permitting to be satisfied at a discount, any Mortgage Loan, except for any Specially Serviced Mortgage Loans which have become subject to a securitization; (5) accepting substitute or additional collateral, or releasing any collateral, except for Pledged Assets released in accordance with the PHH Guide, for a Mortgage Loan. If the Purchaser has not approved or rejected in writing any proposed action(s) recommended by the Servicer to be taken hereunder within 20 Business Days of the date such recommendation is made, then the Purchaser shall be deemed to have rejected such recommended action(s) and the Servicer shall not take any such action(s);

(d) the Servicer shall notify the Purchaser of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof and shall deliver to the Purchaser, for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof;

(e) the Servicer shall remain primarily liable for the full performance of its obligations hereunder notwithstanding any appointment by the Servicer of a subservicer or subservicers hereunder; and

(f) the Purchaser may at any time and from time to time, in its sole discretion, upon 10 Business Days written notice to the Servicer, terminate the Servicer’s servicing obligations hereunder with respect to any REO Property. Upon the effectiveness of any such termination of the Servicer’s servicing obligations with respect to any such REO Property or Mortgage Loan, the Servicer shall deliver all agreements, documents, and instruments related thereto to the Purchaser, in accordance with applicable law. The Purchaser shall reimburse the Servicer for all advances and take the necessary steps to assume the servicing of such loans.

(g) In connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, if the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser’s expense. Upon completion of the inspection, the Servicer shall promptly provide the Purchaser with a written report of the environmental inspection. After reviewing the inspection, the Purchaser shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

Section 5.02 Collection of Mortgage Loan Payments. Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans, which procedures shall in any event comply with the servicing standards set forth in Section 5.01. Furthermore, the Servicer shall ascertain and estimate annual ground rents, taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgages, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 5.03 Reports for Specially Serviced Mortgage Loans and Foreclosure Sales. The Servicer shall, within five (5) business days following each Record Date, deliver to the Purchaser monthly reports (substantially in the form of Exhibit 5.03(a) and Exhibit 5.03(b) attached hereto) or make such reports available on the Servicer’s website. The Servicer shall, within one (1) Business Day following the occurrence of any foreclosure sale with respect to any Mortgaged Property, deliver to the Purchaser a notice of foreclosure sale substantially in the form of Exhibit 5.03 (c) attached hereto.

Section 5.04 Establishment of Collection Account; Deposits in Collection Account. The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts. The creation of any Collection Account shall be evidenced by a letter agreement in the form of Exhibit 5.04 attached hereto. A copy of such letter agreement shall be furnished to the Purchaser. The Collection Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer.

The Servicer shall deposit in the Collection Account on a daily basis, within two Business Days after receipt (or as otherwise required pursuant to this Agreement in the case of clauses (8), (9) and (10) of this Section 5.04) and retain therein the following payments and collections received or made by it subsequent to each Funding Date, or received by it prior to the Funding Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Funding Date:

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(2) all payments on account of interest on the Mortgage Loans;

(3) all Liquidation Proceeds;

(4) (i) funds collected and received in connection with the operation and/or disposition of each REO Property; provided that the Servicer shall remit to the Purchaser, in accordance with Section 6.01, any proceeds from such REO Disposition in the Collection Account following the payment of all expenses and Servicing Advances relating to the subject REO Property; and

(ii) with respect to each Principal Prepayment, an amount (to be paid by the Servicer out of its own funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month’s interest on the amount of principal so prepaid for the month of prepayment at the applicable Remittance Rate; provided, however, that the Servicer’s aggregate obligations under this paragraph for any month shall be limited to the total amount of Servicing Fees actually received with respect to the Mortgage Loans by the Servicer during such month;

(5) all Insurance Proceeds, including amounts required to be deposited pursuant to Sections 5.10 and 5.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Properties or released to the applicable Mortgagors in accordance with the Servicer’s normal servicing procedures, the related Mortgages or applicable law;

(6) all Condemnation Proceeds affecting any Mortgaged Property which are not released to a Mortgagor in accordance with the Servicer’s normal servicing procedures, the related Mortgage or applicable law;

(7) any Monthly Advances in accordance with Section 6.05;

(8) any amounts required to be deposited by the Servicer pursuant to Section 5.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit to be made from the Servicer’s own funds without reimbursement therefor;

(9) any amounts required to be deposited by the Servicer pursuant to Section 5.16 in connection with any losses on Permitted Investments; and

(10) any amounts required to be deposited in the Collection Account pursuant to Sections 7.01 or 7.02 or otherwise pursuant to the terms hereof.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 7.01, need not be deposited by the Servicer in the Collection Account and shall be retained by the Servicer as additional compensation.

Section 5.05 Permitted Withdrawals from the Collection Account. The Servicer may, from time to time in accordance with the provisions hereof, withdraw amounts from the Collection Account for the following purposes (without duplication):

(1) to reimburse itself for unreimbursed Monthly Advances and Servicing Advances that the Servicer has determined to be Non-Recoverable Advances as provided in Section 6.06;

(2) to make payments to the Purchaser in the amounts, at the times and in the manner provided for in Section 6.01;

(3) to reimburse itself for Monthly Advances, the Servicer’s right to reimburse itself pursuant to this Subsection (3) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest with respect to which any such Monthly Advance was made;

(4) to reimburse itself for unreimbursed Servicing Advances and for unreimbursed Monthly Advances, the Servicer’s right to reimburse itself pursuant to this Subsection (4) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Purchaser, except that, where a Seller or the Servicer is required to repurchase (or substitute a Qualified Substitute Mortgage Loan for) a Mortgage Loan pursuant to Sections 2.04, 3.04 and/or 7.02, the Servicer’s right to such reimbursement shall be subsequent and subordinate to the payment to the Purchaser of the applicable Repurchase Price (or delivery of a Qualified Substitute Mortgage Loan) and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(5) to pay to itself, solely out of the interest portion of the Monthly Payment actually received with respect to a Mortgage Loan during the period ending on the most recent Determination Date, the Servicing Fee with respect to such Mortgage Loan;

(6) to pay to itself as additional servicing compensation any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Remittance Date provided that no such amounts shall be payable as servicing compensation to the extent they relate to a Mortgage Loan with respect to which a default, breach, violation, or event of acceleration exists or would exist but for the lapse of time, the giving of notice, or both;

(7) to pay LPMI Fees with respect to Mortgage Loans with LPMI Policies;

(8) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Sections 2.04, 3.04 and/or 7.02 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined (except to the extent that such amounts constitute part of the Repurchase Price to be remitted to the Purchaser);

(9) to remove any amounts deposited into the Collection Account in error; and

(10) to clear and terminate the Collection Account upon the termination of this Agreement, with any funds contained therein to be distributed in accordance with the terms of this Agreement.

The Servicer shall keep and maintain a separate, detailed accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to this Section.

Section 5.06 Establishment of Escrow Accounts; Deposits in Escrow. The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown on Exhibit 5.06 attached hereto. A copy of such letter agreement shall be furnished to the Purchaser.

The Servicer shall deposit in each Escrow Account on a daily basis and within two (2) business days of receipt, and retain therein, (i) all Escrow Payments collected on account of the related Mortgage Loans for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under Sections 5.07 and/or 5.08. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes, without any right of reimbursement therefor.

Section 5.07 Permitted Withdrawals From Escrow Accounts. Withdrawals from any Escrow Account may be made by the Servicer only (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) if permitted by applicable law, for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to the restoration or repair of the Mortgaged Property in accordance with the terms of the related Mortgage Loan, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse a Mortgagor in connection with the making of the Payoff of the related Mortgage Loan or the termination of all or part of the escrow requirement in connection with the Mortgage Loan, (viii) to remove any amounts deposited into the Escrow Account in error; or (ix) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 5.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder. With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. If a Mortgage does not provide for Escrow Payments, then the Servicer shall require that any such payments be made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments but shall be entitled to reimbursement thereof in accordance with the terms of this Agreement.

The Servicer shall maintain in full force and effect a Primary Insurance Policy, conforming in all respects to the description set forth in Section 3.03(30), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is required. Such coverage will be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to 75% or less in the case of a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80% or until such time, if any, as such insurance is required to be released in accordance with the provisions of applicable law including, but not limited to, the Homeowners Protection Act of 1998. The Servicer shall assure that all premiums due under any Primary Insurance Policy are paid in a timely manner, but, shall be entitled to reimbursement pursuant to the terms of this Agreement for premiums paid by the Servicer on behalf of any Mortgagor who is obligated to pay such premiums but fails to do so. The Servicer shall not cancel or refuse to renew any Primary Insurance Policy in effect on the Funding Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with an insurer that satisfies the standards set forth in Section 3.03(30). The Servicer shall not take any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 7.01, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, then the Servicer shall obtain, and, except as otherwise provided above, maintain, a replacement Primary Insurance Policy as provided above.

With respect to each Mortgage Loan with an LTV greater than 80% not covered by a PMI Policy, the Servicer shall maintain in full force and effect any LPMI Policy, and from time to time, withdraw the LPMI Fee with respect to such Mortgage Loans from the Custodial Account in order to pay the LPMI Fee thereon on a timely basis. In the event that the interest payments made with respect to the Mortgage Loan are less than the LPMI Fee with respect to the LPMI Policy, the Servicer shall advance from its own funds the amount of any such shortfall in the LPMI Fee, in payment of such LPMI Fee. Any such advance shall be a Servicing Advance subject to reimbursement. In the event that such LPMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Servicer shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason. If the Servicer determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Servicer shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 7.01, the Servicer shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such LPMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement LPMI Policy as provided above.

Initial Purchaser, in its sole discretion, at any time, may (i) either obtain an additional LPMI Policy on any Mortgage Loan which already has an LPMI Policy in place, or (ii) obtain an LPMI Policy for any Mortgage Loan which does not already have an LPMI Policy in place. In any event, the Servicer agrees to administer such LPMI Policies in accordance with this Agreement or any Reconstitution Agreement.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Insurance Policy and LPMI Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy or LPMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 5.04, any amounts collected by the Servicer under any Primary Insurance Policy or LPMI Policy shall be deposited in the Collection Account, subject to withdrawal in accordance with Section 5.05.

Section 5.09 Transfer of Accounts. The Servicer may transfer the Collection Account or any Escrow Account to a different depository institution from time to time; provided that (i) no such transfer shall be made unless all certifications or letter agreements required under Section 5.04 have been executed and delivered by the parties thereto; and (ii) prior to any such transfer, the Servicer shall give written notice thereof to the Purchaser. Notwithstanding anything to the contrary contained herein, the Collection Account and each Escrow Account shall at all times constitute Eligible Accounts.

Section 5.10 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (1) the Unpaid Principal Balance of such Mortgage Loan or (2) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the loss payee from becoming a co-insurer.

If any Mortgaged Property is in an area identified by the Federal Emergency Management Agency as having special flood hazards and such flood insurance has been made available, then the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the outstanding principal balance of the related Mortgage Loan if replacement cost coverage is not available for the type of building insured) or (b) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended (assuming that the area in which such Mortgaged Property is located is participating in such program).

The Servicer shall also maintain on each REO Property fire, hazard and liability insurance, and to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance with extended coverage in an amount which is at least equal to the lesser of (a) the maximum insurable value of the improvements which are a part of such property and (b) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Note Rate and related Servicing Advances.

All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, or upon request to the Purchaser, and shall provide for at least 30 days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided that the Servicer shall not accept any such insurance policies from insurance companies unless such companies (a) currently reflect (1) a general policyholder’s rating of B+ or better and a financial size category of III or better in Best’s Key Rating Guide, or (2) a general policyholder’s rating of “A” or “A-“ or better in Best’s Key Rating Guide, and (b) are licensed to do business in the state wherein the related Mortgaged Property is located. Notwithstanding the foregoing, the Servicer may accept a policy underwritten by Lloyd’s of London or, if it is the only coverage available, coverage under a state’s Fair Access to Insurance Requirement (FAIR) Plan. If a hazard policy becomes in danger of being terminated, or the insurer ceases to have the ratings noted above, the Servicer shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 5.11.

Pursuant to Section 5.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, shall be deposited in the Collection Account within two Business Days after receipt, subject to withdrawal in accordance with Section 5.05. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating remittances to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Section 5.11 Maintenance of Mortgage Impairment Insurance Policy. If the Servicer obtains and maintains a blanket policy issued by an issuer that has a Best’s Key rating of A+:V insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 5.10 and otherwise complies with all other requirements of Section 5.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 5.10 and there shall have been one or more losses which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause; provided that the Servicer shall not be entitled to obtain reimbursement therefor. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 5.12 Fidelity Bond; Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of FNMA and FHLMC on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the “Mortgage Banker’s Blanket Bond” and shall protect and insure the Servicer against losses, including losses arising by virtue of any Mortgage Loan not being satisfied in accordance with the procedures set forth in Section 7.02 and/or losses resulting from or arising in connection with forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of or by such Persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Guide and by FHLMC in the FHLMC Servicing Guide. The Servicer shall cause to be delivered to the Purchaser on or before the Funding Date or otherwise upon request: (i) a certified true copy of the Fidelity Bond and insurance policy; (ii) a written statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser; and (iii) written evidence reasonably satisfactory to the Purchaser that such Fidelity Bond or insurance policy provides that the Purchaser is a beneficiary or loss payee thereunder.

Section 5.13 Management of REO Properties. If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (each, an “REO Property”), the deed or certificate of sale shall be taken in the name of the Purchaser or the Person (which may be the Servicer for the benefit of the Purchaser) designated by the Purchaser, or in the event the Purchaser notifies the Servicer that the Purchaser or such Person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Purchaser from an attorney duly licensed to practice law in the state where the REO Property is located.

The Purchaser by giving notice to the Servicer, may elect to manage and dispose of all REO Property acquired pursuant to this Agreement by itself. If the Purchaser so elects, the Purchaser shall assume control of the REO Property at the time of its acquisition and the Servicer shall forward the related Mortgage File to the Purchaser as soon as is practicable. Promptly upon assumption of control of any REO Property, the Purchaser shall reimburse any related Servicing Advances or other expenses incurred by the Servicer with respect to that REO Property and take such other steps as may be necessary to assume control of the REO Property.

The Servicer (acting alone or through a subservicer), on behalf of the Purchaser, shall, subject to Section 5.01(3)(c), dispose of any REO Property pursuant to Section 5.14. Unless an appraisal prepared by an MAI Appraiser who is Independent in accordance with the provisions of 12 C.F.R. 225.65 shall have been obtained in connection with the acquisition of such REO Property, promptly following any acquisition by the Purchaser (through the Servicer) of an REO Property, the Servicer shall obtain a narrative appraisal thereof (at the expense of the Purchaser) in order to determine the fair market value of such REO Property. The Servicer shall make the results of such appraisal available upon request by the Purchaser. The Servicer shall also cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter, and Servicer shall be entitled to be reimbursed for expenses in connection therewith in accordance with this Agreement. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Servicer’s Mortgage File and copies thereof shall be forwarded by the Servicer to the Purchaser. The Servicer shall also furnish to the Purchaser the applicable reports required under Section 8.01.

Notwithstanding anything to the contrary contained herein, if a REMIC election has been or is to be made with respect to the arrangement under which the Mortgage Loans and the REO Properties are held, then the Servicer shall manage, conserve, protect and operate each REO Property in a manner that does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 86OG(a)(8) of the Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 86OF(a)(2)(B) or any “net income from foreclosure property” within the meaning of Section 86OG(c)(2) of the Code (or comparable provisions of any successor or similar legislation).

The Servicer shall deposit and hold all revenues and funds collected and received in connection with the operation of each REO Property in the Collection Account, and the Servicer shall account separately for revenues and funds received or expended with respect to each REO Property.

The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement (and, in particular, Section 5.01(3)(c)), to do any and all things in connection with any REO Property as are consistent with the servicing standards set forth in Section 5.01. In connection therewith, the Servicer shall deposit or cause to be deposited within two (2) business days in the Collection Account all revenues and collections received or collected by it with respect to each REO Property, including all proceeds of any REO Disposition. Subject to Section 5.15, the Servicer shall withdraw (without duplication) from the Collection Account, but solely from the revenues and collections received or collected by it with respect to a specific REO Property, such funds necessary for the proper operation, management and maintenance of such REO Property, including the following:

(1) all insurance premiums due and payable in respect of such REO Property;

(2) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

(3) all customary and reasonable costs and expenses necessary to maintain, repair, appraise, evaluate, manage or operate such REO Property (including the customary and reasonable costs incurred by any “managing agent” retained by the Servicer in connection with the maintenance, management or operation of such REO Property);

(4) all reasonable costs and expenses of restoration improvements, deferred maintenance and tenant improvements; and

(5) all other reasonable costs and expenses, including reasonable attorneys’ fees, that the Servicer may suffer or incur in connection with its performance of its obligations under this Section (other than costs and expenses that the Servicer is expressly obligated to bear pursuant to this Agreement).

To the extent that amounts on deposit in the Collection Account are insufficient for the purposes set forth in clauses (1) through (5) above, the Servicer shall, subject to Section 6.06, advance the amount of funds required to cover the shortfall with respect thereto.

The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner in which it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall bill the Purchaser for such costs upon the sale of the REO Property and shall not withdraw funds to cover such costs from the Custodial Account.

Following the consummation of an REO Disposition, the Servicer shall remit to the Purchaser, in accordance with Section 6.01, any proceeds from such REO Disposition in the Collection Account following the payment of all expenses and Servicing Advances relating to the subject REO Property.

Section 5.14 Sale of Specially Serviced Mortgage Loans and REO Properties. Subject to Section 5.01 (and, specifically, Section 5.01(3)(c)) and Section 5.15, the Servicer shall offer to sell any REO Property in the manner that is in the best interests of the Purchaser or other owner of the REO, but no later than the time determined by the Servicer to be sufficient to result in the sale of such REO Property on or prior to the time specified in Section 5.15. In accordance with the servicing standards set forth in Section 5.01, the Servicer or designated agent of the Servicer shall solicit bids and offers from Persons for the purchase of any Specially Serviced Mortgage Loan or REO Property. To the extent that such loans are not subject to a securitization, the Servicer shall upon receipt thereof, promptly (but in any event within 3 Business Days) present such bids and offers to the Purchaser and shall not accept any bid or offer for any Specially Serviced Mortgage Loan or REO Property except in compliance with Section 5.01(3)(c). The Purchaser may reject any bid or offer the Purchaser determines the rejection of such bid or offer would be in the best interests of the Purchaser. The Purchaser shall notify the Servicer of such determination within three (3) Business Days of notice of any such bids from the Servicer. If the Purchaser rejects any bid or offer, the Servicer shall, if appropriate, seek an extension of the 3 year period referred to in Section 5.15.

Subject to Section 5.01 and Section 5.15, the Servicer shall act on behalf of the Purchaser in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. To the extent that such Mortgage Loans are not subject to a securitization, the terms of sale of any Specially Serviced Mortgage Loan or REO Property shall be in the sole discretion of the Purchaser. Any sale of a Specially Serviced Mortgage Loan or any REO Disposition shall be without recourse to, or representation or warranty by, the Purchaser or the Servicer, and, if consummated in accordance with the terms of this Agreement, then the Servicer shall have no liability to the Purchaser with respect to the purchase price therefor accepted by the Purchaser. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited in (a) if such sale is an REO Disposition, in the Collection Account in accordance with Section 5.13 and (b) in any other circumstance, the Collection Account in accordance with Section 5.04.

Section 5.15 Realization Upon Specially Serviced Mortgage Loans and REO Properties. Subject to Section 5.01(3)(c), the Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which (a) in the reasonable judgment of the Servicer, no satisfactory arrangements can, in accordance with prudent lending practices, be made for collection of delinquent payments pursuant to Section 5.01 and (b) such foreclosure or other conversion is otherwise in accordance with Section 5.01. The Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration, repair, protection or maintenance of any property unless it shall determine that such expenses will be recoverable to it as Servicing Advances either through Liquidation Proceeds or through Insurance Proceeds (in accordance with Section 5.05) or from any other source relating to the Specially Serviced Mortgage Loan. The Servicer shall be required to advance funds for all other costs and expenses incurred by it in any such foreclosure proceedings; provided that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated by Section 5.05.

Upon any Mortgaged Property becoming an REO Property, the Servicer shall promptly notify the Purchaser thereof, specifying the date on which such Mortgaged Property became an REO Property. Pursuant to its efforts to sell such REO Property, the Servicer shall, either itself or through an agent selected by it, protect and conserve such REO Property in accordance with the servicing standards set forth in Section 5.01 and incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, for the period to the sale of such REO Property.

Notwithstanding anything to the contrary contained herein, the Purchaser shall not, and the Servicer shall not on the Purchaser’s behalf, acquire any real property (or personal property incident to such real property) except in connection with a default or a default that is imminent on a Mortgage Loan. If the Purchaser acquires any real property (or personal property incident to such real property) in connection with such a default, then such property shall be disposed of by the Servicer in accordance with this Section and Section 5.14 as soon as possible but in no event later than 3 years after its acquisition by the Servicer on behalf of the Purchaser, unless the Servicer obtains, at the expense of the Purchaser, in a timely fashion an extension from the Internal Revenue Service for an additional specified period.

Any recommendation of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Property, net of reimbursement to the Servicer for Servicing Advances and fees for work-out compensation in accordance with the FHLMC Servicing Guide, incurred with respect to such REO Property under Section 5.13, shall be applied to the payment of the costs and expenses set forth in Section 5.13(4), with any remaining amounts to be promptly deposited in the Collection Account in accordance with Section 5.13.

If, in the exercise of its servicing obligations with respect to any Mortgaged Property hereunder, the Servicer deems it is necessary or advisable to obtain an Environmental Assessment, then the Servicer shall so obtain an Environmental Assessment, it being understood that all reasonable costs and expenses incurred by the Servicer in connection with any such Environmental Assessment (including the cost thereof) shall be deemed to be Servicing Advances recoverable by the Servicer pursuant to Section 5.13(4). Such Environmental Assessment shall (a) assess whether (1) such Mortgaged Property is in material violation of applicable Environmental Laws or (2) after consultation with an environmental expert, taking the actions necessary to comply with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, and (b) identify whether (1) any circumstances are present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or re mediation could be required under any federal, state or local law or regulation, or (2) if such circumstances exist, after consultation with an environmental expert, taking such actions is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. (The conditions described in the immediately preceding clauses (a) and (b) shall be referred to herein as “Environmental Conditions Precedent to Foreclosure.”) If any such Environmental Assessment so warrants, the Servicer is hereby authorized to and shall perform such additional environmental testing as it deems necessary and prudent to establish the satisfaction of the foregoing Environmental Conditions Precedent to Foreclosure or to proceed as set forth below (such additional testing thereafter being included in the term “Environmental Assessment”).

If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with this Section 5.15 establishes that any of the Environmental Conditions Precedent to Foreclosure is not satisfied with respect to any Mortgaged Property, but the Servicer in good faith reasonably believes that it is in the best economic interest of the Purchaser to proceed against such Mortgaged Property and, if title thereto is acquired, to take such remedial, corrective or other action with respect to the unsatisfied condition or conditions as may be prescribed by applicable law to satisfy such condition or conditions, then the Servicer shall so notify the Purchaser. If, pursuant to Section 5.01(3)(c), the Purchaser has notified the Servicer in writing to proceed against such Mortgaged Property, then the Servicer shall so proceed. The cost of any remedial, corrective or other action contemplated by the preceding sentence in respect of any of the Environmental Conditions Precedent to Foreclosure that is not satisfied shall not be an expense of the Servicer and the Servicer shall not be required to expend or risk its own funds or otherwise incur any financial liability in connection with any such action.

If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with this Section 5.15 establishes that any of the Environmental Conditions Precedent to Foreclosure is not satisfied with respect to any Mortgaged Property and, in accordance with Section 5.01(3)(c), the Purchaser elects or is deemed to have elected not to proceed against such Mortgaged Property, then the Servicer shall, subject to Section 5.01(3)(c), take such action as it deems to be in the best economic interest of the Purchaser (other than proceeding against the Mortgaged Property or directly or indirectly becoming the owner or operator thereof) as determined in accordance with the servicing standard set forth in Section 5.01 and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

Prior to the Servicer taking any action with respect to the use, management or disposal of any hazardous materials on any Mortgaged Property, the Servicer shall request the approval of the Purchaser in accordance with Section 5.01(3)(c) and, if such action is approved by the Purchaser, (a) keep the Purchaser apprised of the progress of such action; and (b) take such action in compliance with all applicable Environmental Laws.

Section 5.16 Investment of Funds in the Collection Account. The Servicer may direct any depository institution which holds the Collection Account to invest the funds in the Collection Account in one or more Permitted Investments bearing interest. All such Permitted Investments shall be held to maturity, unless payable on demand. In the event amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

(a) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(b) demand payment of all amounts due thereunder promptly upon determination by the Servicer or notice from the Purchaser that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account.

All income and gain realized from investment of funds deposited in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 5.05. The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any Permitted Investment immediately upon realization of such loss.

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Purchaser may elect to take such action, or instruct the Servicer to take such action, as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings, at the expense of the Servicer.

Section 5.17 MERS. In the case of each MERS Mortgage Loan, the Servicer shall, as soon as practicable after the Purchaser’s request (but in no event more than 30 days thereafter with respect to each Mortgage Loan that was a MERS Mortgage Loan as of the Funding Date, or 90 days thereafter with respect to each Mortgage Loan that was a MERS Eligible Mortgage Loan as of the Funding Date and subsequent to the Funding Date becomes a MERS Mortgage Loan), the Servicer shall take such actions as are necessary to cause the Purchaser to be clearly identified as the owner of each MERS Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Each of the Purchaser and the Servicer shall maintain in good standing its membership in MERS. In addition, Each of the Purchaser and the Servicer shall comply with all rules, policies and procedures of MERS, including the Rules of Membership, as amended, and the MERS Procedures Manual, as amended. With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall promptly notify MERS as to any transfer of beneficial ownership or release of any security interest in such Mortgage Loans. The Servicer shall cooperate with the Purchaser and any successor owner or successor servicer to the extent necessary to ensure that any transfer of ownership or servicing is appropriately reflected on the MERS system.

Section 5.18 Restoration of Mortgaged Property. The Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Customary Servicing Practices. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(a) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(b) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens:

(c) the Servicer shall verify that the Mortgage Loan is not in default; and

(d) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

ARTICLE VI

REPORTS; REMITTANCES; ADVANCES

Section 6.01 Remittances. (1)  On each Remittance Date, the Servicer shall remit to the Purchaser (a) all amounts credited to the Collection Account as of the close of business on the last day of the related Due Period, net of charges against or withdrawals from the Collection Account in accordance with Section 5.05, which charges against or withdrawals from the Collection Account the Servicer shall make solely on such Remittance Date, plus (b) all Monthly Advances, if any, which the Servicer is obligated to remit pursuant to Section 6.05; provided that the Servicer shall not be required to remit, until such Remittance Date as provided under Section 6.05, any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the related Due Period.

(2) All remittances made to the Purchaser on each Remittance Date will be made to the Purchaser by wire transfer of immediately available funds accordingly to the instructions that will be provided by Purchaser to the Servicer.

(3) With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to One-month LIBOR (as published in the Wall Street Journal) plus 200 basis points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. Neither the payment by the Servicer nor the acceptance by the Purchaser of any such interest shall be deemed an extension of time for payment or a waiver by the Purchaser of any Event of Default.

Section 6.02 Reporting. On or before the fifth Business Day after the end of the related Due Period during the term hereof, the Servicer shall deliver to the Purchaser monthly accounting reports in the forms set forth on Exhibit 6.02 attached hereto (or such other data as is mutually agreed upon by the Servicer and the Purchaser,) with respect to the most recently ended Monthly Period, or the Servicer shall provide training and passwords to the Purchaser to have access to view such reports via the Servicer’s website. Such monthly accounting reports shall include information as to the aggregate Unpaid Principal Balance of all Mortgage Loans, the scheduled amortization of all Mortgage Loans, any delinquencies and the amount of any Principal Prepayments as of the most recently ended Record Date.

The Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

Section 6.03 Additional Monthly Reporting Requirements.

(a) In connection with any Securitization Transfer, the Servicer shall provide to the Master Servicer prompt notice of the occurrence of any of the following: any event of default under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of the Servicer, the Servicer’s engagement of any Subservicer or Subcontractor, to perform or assist in the performance of any of the Servicer’s obligations under this Agreement, any material litigation involving the Servicer, and any affiliation or other significant relationship between the Servicer and other transaction parties (as such parties are identified to the Servicer by the Initial Purchaser or any Depositor in writing in advance of such Securitization Transfer).

(b) No later than ten days prior to the deadline for the filing of any Distribution Report on Form 10-D in respect of any Securitization Transfer that includes any of the Mortgage Loans serviced by the Servicer, the Servicer shall provide to the Master Servicer notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

Section 6.04 Additional Information. The Servicer shall provide to the Master Servicer such additional information that is reasonably obtainable by the Servicer as the Master Servicer may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to the Servicer or its performance hereunder. Any reasonable expenses incurred by the Servicer in providing such additional information shall be at the expense of the Purchaser.

Section 6.05 Monthly Advances by the Servicer. (1)  Not later than the close of business on the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Collection Account an amount equal to all Monthly Payments not previously advanced by the Servicer (with interest adjusted to the Remittance Rate) that were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date. The Servicer may reduce the total amount to be deposited in the Collection Account as required by the foregoing sentence by the amount of funds in the Collection Account which represent Prepaid Monthly Payments.

(2) The Servicer’s obligations to make Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Remittance Date prior to the Remittance Date for the remittance of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds or Condemnation Proceeds) with respect to the Mortgage Loan; provided that such obligation shall cease if the Servicer furnishes to the Purchaser an Officers’ Certificate evidencing the determination by the Servicer in accordance with Section 6.06 that an advance with respect to such Mortgage Loan would constitute a Non-recoverable Advance.

Section 6.06 Non-recoverable Advances. The determination by the Servicer that it has made a Non-recoverable Advance or that any Monthly Advance or Servicing Advance, if made, would constitute a Non-recoverable Advance shall be evidenced by an Officers’ Certificate delivered to the Purchaser detailing the reasons for such determination.

Section 6.07 Itemization of Servicing Advances. The Servicer shall provide the Purchaser with an itemization of all Servicing Advances incurred or made by the Servicer hereunder as the Purchaser may from time to time reasonably request.

Section 6.08 Officer’s Certificate. The Seller shall deliver to the Purchaser an Officer’s Certificate in the form attached hereto as Exhibit 9 on the Initial Funding Date and upon Purchaser’s reasonable request thereafter.

Section 6.09 Credit Reporting. The Servicer will fully furnish, in accordance with the Fair Credit Reporting Act, and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

ARTICLE VII

GENERAL SERVICING PROCEDURE

Section 7.01 Enforcement of Due-on-Sale Clauses, Assumption Agreements.(1) The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause applicable thereto; provided that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

(2) If the Servicer is prohibited from enforcing such “due-on-sale” clause, then the Servicer will enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. (For purposes of this Section 7.01, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.) If any Mortgage Loan is to be assumed, then the Servicer shall inquire into the creditworthiness of the proposed transferee and shall use the same underwriting criteria for approving the credit of the proposed transferee that are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans. Where an assumption is allowed, the Servicer, with the prior written consent of the primary mortgage insurer, if any, and subject to the conditions of Section 7.01(3), shall, and is hereby authorized to, enter into a substitution of liability agreement with the Person to whom the Mortgaged Property is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement. In no event shall the Note Rate, the amount of the Monthly Payment or the final maturity date be changed. The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Purchaser’s Mortgage File and shall, for all purposes, be considered a part of such Purchaser’s Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement shall be retained by the Servicer as additional compensation for servicing the Mortgage Loans.

(3) If the credit of the proposed transferee does not meet such underwriting criteria, then the Servicer shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 7.02 Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Purchaser by a certification of a Servicing Officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.04 have been or will be so deposited and shall request delivery to it of the Purchaser’s Mortgage File held by the Purchaser. Upon receipt of such certification and request, the Purchaser shall promptly release the related mortgage documents to the Servicer and the Servicer shall promptly prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

If the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, or should it otherwise take such action which results in a reduction of the coverage under the Primary Insurance Policy, if any, then the Servicer shall promptly give written notice thereof to the Purchaser, and, within 10 Business Days following written demand therefor from the Purchaser to the Servicer, the Servicer shall repurchase the related Mortgage Loan by paying to the Purchaser the Repurchase Price therefor by wire transfer of immediately available funds directly to the Purchaser’s Account.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser shall, upon request of the Servicer and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the Purchaser’s Mortgage File held by the Purchaser to the Servicer. Such servicing receipt shall obligate the Servicer to return the related mortgage documents to the Purchaser when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Purchaser’s Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Purchaser’s Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and the Liquidation Proceeds were deposited in the Collection Account, the servicing receipt shall be released by the Purchaser to the Servicer.

Section 7.03 Servicing Compensation. As compensation for its services hereunder, the Servicer shall be entitled to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicing Fee. The Servicing Fee in respect of a Mortgage Loan for a particular month shall become payable only upon the receipt by the Servicer from the Mortgagor of the full Monthly Payment in respect of such Mortgage Loan. Additional servicing compensation in the form of assumption fees, as provided in Section 7.01, late payment charges and other servicer compensation, as provided in Section 5.15, for modifications, short sales, and other shall be retained by the Servicer to the extent not required to be deposited in the Collection Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

Section 7.04 Annual Statement as to Compliance. The Servicer will deliver to the Purchaser or the Purchaser’s designee on or before March 1, 2006, an Officers’ Certificate in the form of Exhibit 13 stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision, (ii) the Servicer has fully complied with the provisions of this Agreement and (iii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (b) on or before March 1 of each year thereafter, beginning March 1, 2007, the Servicer’s compliance statement required by Item 1123 of Regulation AB, which as of the date hereof requires a statement to the effect that (i)  a review of the Servicer’s activities during the prior calendar year and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout the period covered by the prior calendar year or, if there has been a failure to fulfill any such obligation in any material respect, a statement of such failure known to such officer and the nature and the status thereof.

With respect to any Mortgage Loans that are subject to Securitization Transfer or other securitization transaction, to the extent that either of the Purchaser, any master servicer which is master servicing loans in connection with such transaction (a “Master Servicer”), or any Depositor is required under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) to prepare and file a certification pursuant to Section 302 of the Sarbanes-Oxley Act, on or before March 1, 2006, an officer of Servicer shall, execute and deliver an Officer’s Certificate, in the form attached hereto as Exhibit 13, and on or before March 1, 2007, and by March 1 of each calendar year thereafter, execute and deliver an Officer’s Certificate in the form attached hereto as Exhibit 14, to such Purchaser, Master Servicer, or Depositor, as the case may be, for the benefit of such entity. For the purposes of this Section 7.04 only, the Master Servicer or the Depositor, as the case may be, shall be deemed a third party beneficiary of this Section and shall be entitled to enforce the provisions of this Section 7.04.

In the event that the Purchaser sells certain Mortgage Loans into Securitization Transfers, the related Seller agrees to deliver to Purchaser and any prospective purchaser within five (5) Business Days after request by Purchaser or prospective purchaser, information, in form and substance satisfactory to Purchaser and such prospective purchaser, with respect to each originator of the Mortgage Loans (x) reasonably requested by the Purchaser or (y) required by Item 1110 of Regulation AB, which as of the date hereof requires the following information: (a) the originator’s form of organization; and (b) a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description must include a discussion of the originator’s experience in originating mortgage loans of the same type as the Mortgage Loans and information regarding the size and composition of the originator’s origination portfolio as well as information that may be material, in the good faith judgment of the Purchaser, to an analysis of the performance of the Mortgage Loans, such as the originators’ credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans; and to deliver to the Purchaser and any prospective purchaser within five (5) Business Days after request by Purchaser, Static Pool Information with respect to those mortgage loans that were originated by the originator of the Mortgage Loans and which are of the same type as the Mortgage Loans. Such Static Pool Information shall be prepared by the related Seller (or third party originator) on the basis of its reasonable good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. The content of such Static Pool Information may be in the form customarily provided by the related Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information shall be for the prior five years or for so long as the originator has been originating (in the case of data by vintage origination year) or securitizing (in the case of data by prior securitized pools) such mortgage loans, if originating for less than five years. The Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in either monthly or quarterly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

The Servicer shall indemnify and hold harmless the Master Servicer, the Depositor, the Purchaser (and if this Agreement has been assigned in whole or in part by the Purchaser, any and all Persons previously acting as “Purchaser” hereunder), and their respective officers, directors, agents and affiliates, and such affiliates’ officers, directors, agents and affiliates, and such affiliates’, officers, directors and agents (any such person, an “Indemnified Third-Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 7.04, Section 7.05, Section 7.07, or Section 7.08, (b) any misstatement or omission in any information, data or materials provided by the Servicer under Sections 6.03, 6.04, 7.04, 7.05, ,7.07 or 7.08 hereof, or (c) the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Third-Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Indemnified Third-Party as a result of the losses, claims, damages or liabilities of the Indemnified Third-Party in such proportion as it appropriate to reflect the relative fault of the Indemnified Third-Party of the one hand and the Servicer in the other in connection with a breach of the Servicer’s obligations under such Section, or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

In connection with any Securitization Transfer for which the Servicer will be servicing at least 20% of the pool of Mortgage Loans, the Servicer shall, if requested by the Purchaser or its designee, deliver to the Purchaser or its designee within five (5) Business Days after such request information, in form and substance satisfactory to the Purchaser or such designee, with respect to such Servicer information reasonably requested by the Purchaser or its designee and the information set forth under Item 1108(b) and 1108(c) of Regulation AB (collectively, the “Servicer Information”), which as of the date hereof includes:

(i) a description of the Servicer’s form of organization;

(ii) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for the servicing function it will perform under this Agreement and any Reconstitution Agreements; material information regarding the size, composition and growth of the Servicer’s portfolio of mortgage loans of the type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser, to any analysis of the servicing of the Mortgage Loans or the related asset backed securities, as applicable (including, without limitation, whether any prior securitizations of mortgage loans of the type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing, the extent of outsourcing the Servicer utilizes or if there has been previous disclosure of noncompliance with Servicing Criteria with respect to other securitizations involving the Servicer);

(iii) a description of any material changes to the Servicer’s policies or procedures in the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

(iv) information regarding the Servicer’s financial condition to the extent that there is a risk that the effect on one or more aspects of servicing resulting from such financial condition could have an impact on the performance of the securities issued in the Securitization Transfer, or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

(v) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transfer, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(vi) the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of REO Properties, sale of the Mortgage Loans or workouts; and

(vii) the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of the same type as the Mortgage Loans.

The Servicer shall indemnify the Purchaser, each affiliate of the Purchaser and each underwriter as placement agent participating in the Reconstitution and each Person who controls the Purchaser or such affiliate and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that each of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the information provided by or on behalf of the Servicer regarding the Servicer, the Servicer’s servicing practices or the performance of the Mortgage Loans set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement.

Section 7.05 Annual Independent Certified Public Accountants’ Servicing Report or Attestation. (a)  On or before March 1, 2006, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans by the Servicer generally that include a sampling of the Mortgage Loans, the provisions of Article VI have been complied with and, on the basis of such an examination conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement, and (b) on or before March 1 of each year thereafter beginning March 1, 2007, the Servicer shall furnish to the Purchaser a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Servicer pursuant to Section 7.07, as required by Rules 13a-18 and 15d-18 of the Securities Exchange Act and Item 1122(b) of Regulation AB, which attestation shall be in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Securities Exchange Act.

Section 7.06 Purchaser’s Right to Examine Servicer Records. The Purchaser shall have the right to examine and audit, during business hours or at such other times as are reasonable under applicable circumstances, upon ten days advance notice any and all of (i) the credit and other loan files relating to the Mortgage Loans or the Mortgagors, (ii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) relating to the servicing of the Mortgage Loans and (iii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) that are relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. The Servicer shall be obligated to make the foregoing information available to the Purchaser at the site where such information is stored; provided that the Purchaser shall be required to pay all reasonable costs and expenses incurred by the Servicer in making such information available.

Section 7.07 Assessment of Servicing Compliance. The Servicer shall deliver to the Purchaser or its designee on or before March 1 of each year, beginning March 1, 2007, a report reasonably satisfactory to the Purchaser regarding the Servicer’s assessment of compliance with each of the Servicing Criteria identified as the Servicer’s responsibility on Exhibit 15 hereto, as required by Rules 13a-18 and 15d-18 of the Securities Exchange Act and Item 1122 of Regulation AB, which as of the date hereof require a report by the Servicer that contains the following:

(a) A statement of its responsibility of assessing the Servicing Criteria applicable to the Servicer;

(b) A statement that it used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Servicer;

(c) A statement of the Servicer’s compliance with the applicable Servicing Criteria as of the immediately preceding December 31 and for the period covered by the preceding calendar year and disclosure of any material instance of noncompliance with respect thereto;

(d) A statement that a registered public accounting firm has issued an attestation report on the Servicer’s compliance with the applicable Servicing Criteria as of the immediately preceding December 31, and for the period covered by the preceding calendar year; and

(e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer (which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer that are backed by the same asset type as the Mortgage Loans).

Section 7.08 Subservicing. The Servicer shall not hire or otherwise utilize a subservicer hereunder without prior written notice to the Purchaser and its designee; provided that the Servicer shall cause such subservicer to agree in writing to comply with provisions of Sections 7.04, 7.05 and 7.07 of this Agreement to the same extent as if such subservicer were the Servicer, and with this Section 7.08 of this Agreement and to provide such information relating to such subservicer as the Purchaser or its designee may request from time to time in order to permit the Purchaser or its designee to comply with Regulation AB in connection with any Securitization Transfer.

Section 7.09 Superior Liens. With respect to each Second Lien Mortgage Loan, the Sellers shall, prior to the related Funding Date, for the protection of the Purchaser’s interest, file (or cause to be filed) of record a request for notice of any action by a superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. The Sellers shall also, prior to the related Funding Date, notify any superior lienholder in writing of the existence of the Second Lien Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

If the Sellers are notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Sellers shall take whatever actions are necessary to protect the interests of the Purchaser, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code. The Servicer shall make a Servicing Advance of the funds necessary to cure the default or reinstate the Superior Lien if the Servicer determines that such Servicing Advance is in the best interests of the Purchaser. The Servicer shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such Servicing Advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

ARTICLE VIII

REPORTS TO BE PREPARED BY THE SERVICER

Section 8.01 The Servicer’s Reporting Requirements.

(a) Electronic Format. If requested by the Purchaser, the Servicer shall supply any and all information regarding the Mortgage Loans and the REO Properties, including all reports required to be delivered pursuant to Section 5.03, Section 6.02 and this Section 8.01, to the Purchaser in electronic format reasonably acceptable to Purchaser, unless otherwise limited by the servicing system utilized by the Servicer.

(b) Additional Reports; Further Assurances. On or before the 3rd Business Day preceding each Determination Date, the Servicer shall deliver to the Purchaser (i) a report, acceptable to the Purchaser, describing in reasonable detail all Mortgage Loans that are 90 days or more delinquent and the Servicer’s activities in connection with such delinquencies and (ii) a report (substantially in the form of Exhibit 8.01 attached hereto) with respect to delinquent Mortgage Loans. Utilizing resources reasonably available to the Servicer without incurring any cost except the Servicer’s overhead and employees’ salaries, the Servicer shall furnish to the Purchaser during the term of this Agreement such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be reasonably requested by the Purchaser with respect to Mortgage Loans or REO Properties (provided the Purchaser shall have given the Servicer reasonable notice and opportunity to prepare such reports, information or documentation), including any reports, information or documentation reasonably required to comply with any regulations of any governmental agency or body having jurisdiction over the Purchaser, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request. If any of such reports are not customarily prepared by the Servicer or require that the Servicer program data processing systems to create the reports, then the Purchaser shall pay to the Servicer a fee mutually agreed to by the Purchaser and the Servicer taking into account the Servicer’s actual time and cost in preparing such reports. The Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 8.02 Financial Statements. The Servicer understands that, in connection with marketing the Mortgage Loans, the Purchaser may make available to any prospective purchaser of the Mortgage Loans the Servicer’s audited financial statements for its fiscal year 2003 and its audited financial statements for fiscal year 2004, together with any additional statements provided pursuant to the next sentence. During the term hereof, the Servicer will deliver to the Purchaser audited financial statements for each of its fiscal years following the Funding Date and all other financial statements prepared following the Funding Date to the extent any such statements are available upon request to the public at large.

The Servicer also agrees to make available upon reasonable notice and during normal business hours to any prospective purchasers of the Mortgage Loans a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer which may affect, in any material respect, the Servicer’s ability to comply with its obligations under this Agreement, and to permit any prospective purchasers upon reasonable notice and during normal business hours to inspect the Servicer’s servicing facilities for the purpose of satisfying such prospective purchasers that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

ARTICLE IX

THE SELLERS

Section 9.01 Indemnification; Third Party Claims. Each Seller shall indemnify and hold harmless the Purchaser, its directors, officers, agents, employees, and assignees (each, an “Indemnified Party”) from and against any costs, damages, expenses (including reasonable attorneys’ fees and costs, irrespective of whether or not incurred in connection with the defense of any actual or threatened action, proceeding, or claim), fines, forfeitures, injuries, liabilities or losses (“Losses”) suffered or sustained in any way by any such Person, no matter how or when arising (including Losses incurred or sustained in connection with any judgment, award, or settlement), in connection with or relating to (i) a breach by such Seller of any of its representations and warranties contained in Article III or (ii) a breach by such Seller of any of its covenants and other obligations contained herein including any failure to service the Mortgage Loans in compliance with the terms hereof and in accordance with the standard of care in Section 9.03. The applicable Seller shall immediately (i) notify the Purchaser if a claim is made by a third party with respect to this Agreement, any Mortgage Loan and/or any REO Property (ii) assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including attorneys’ fees, and (iii) promptly pay, discharge and satisfy any judgment, award, or decree that may be entered against it or the Purchaser in respect of such claim. Nothing contained herein shall prohibit the Purchaser, at its expense, from retaining its own counsel to assist in any such proceedings or to observe such proceedings; provided that neither Seller shall be obligated to pay or comply with any settlement to which it has not consented. The Servicer shall be reimbursed from amounts on deposit in the Collection Account for all amounts advanced by it pursuant to the second preceding sentence except when the claim in any way relates to the Servicer’s indemnification pursuant to this Section 9.01.

Section 9.02 Merger or Consolidation of the Seller. Each Seller will keep in full effect its existence, rights and franchises as a corporation or a Delaware business trust, as applicable, under the laws of the state of its organization and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which a Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including by means of the sale of all or substantially all of such Seller’s assets to such Person) to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that, unless otherwise consented to by the Purchaser, the successor or surviving Person, in the case of a merger or consolidation, etc. of the Servicer, shall be an institution qualified to service mortgage loans on behalf of FNMA and FHLMC in accordance with the requirements of Section 3.02(1), shall not cause a rating on any security backed by a Mortgage Loan to be downgraded and shall satisfy the requirements of Section 12.01 with respect to the qualifications of a successor to such Seller.

Section 9.03 Limitation on Liability of the Sellers and Others. Neither the Sellers nor any of the officers, employees or agents of the Sellers shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or pursuant to the express written instructions of the Purchaser, or for errors in judgment made in good faith; provided that this provision shall not protect the Sellers or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith, negligence or any breach in the performance of the obligations and duties hereunder. The Sellers and any officer, employee or agent of the Sellers may rely in good faith on any document of any kind reasonably believed by the Sellers or such Person to be genuine and prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

The Sellers shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their duties hereunder and which in their opinion may involve them in any expense or liability; provided that the Sellers may in their discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Sellers shall be entitled to be reimbursed therefor out of the Collection Account. This indemnity shall survive the termination of this Agreement.

Section 9.04 Servicer Not to Resign. With respect to the retention by PHH of the servicing of the Mortgage Loans and the REO Properties hereunder, PHH acknowledges that the Purchaser has acted in reliance upon PHH’s Independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Consequently, PHH shall not assign the servicing rights retained by it hereunder to any third party nor resign from the obligations and duties hereby imposed on it except (i) with the approval of the Purchaser, such approval not to be unreasonably withheld, or (ii) 3 Business Days following any determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by PHH. Any determination permitting the transfer of the servicing rights or the resignation of PHH under Subsection (ii) hereof shall be evidenced by an opinion of counsel to such effect delivered to the Purchaser, which opinion of counsel shall be in form and substance reasonably acceptable to the Purchaser. No such resignation or assignment shall become effective until a successor has assumed the Servicer’s responsibilities and obligations hereunder in accordance with Subsection 12.01.

ARTICLE X

DEFAULT

Section 10.01 Events of Default. In case one or more of the following events shall occur and be continuing:

(1) any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of 3 Business Days unless such failure to remit is due to a cause beyond the Servicer’s control, including an act of God, act of civil, military or governmental authority, fire, epidemic, flood, blizzard, earthquake, riot, war, or sabotage, provided that the Servicer gives the Purchaser notice of such cause promptly and uses its reasonable efforts to correct such failure to remit and does so remit within 2 Business Days following the end of the duration of the cause of such failure to remit;

(2) any failure on the part of a Seller/Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of such Seller/Servicer set forth in this Agreement which continues unremedied for a period of 30 days (or, in the case of (i) the annual statement of compliance required under Section 7.04, (ii) the annual independent public accountants’ servicing report or attestation required under Section 7.05, (iii) the annual assessment of servicing compliance required under Section 7.07, or (iv) the documents required by Section 7.08, ten days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the applicable Seller/Servicer by the Purchaser; provided that such 30-day period shall not begin with respect to any failure to cure, repurchase or substitute in accordance with Sections 2.04 and/or 3.04 until the expiration of the cure periods provided for in Sections 2.04 and/or 3.04, as applicable; and provided further, that for purposes of this provision, the failure on the part of the Servicer to comply with Section 7.04, 7.05, 7.07 or 7.08 shall be deemed material;

(3) any filing of an Insolvency Proceeding by or on behalf of a Seller/Servicer, any consent by or on behalf of a Seller/Servicer to the filing of an Insolvency Proceeding against a Seller/Servicer, or any admission by or on behalf of a Seller/Servicer of its inability to pay its debts generally as the same become due;

(4) any filing of an Insolvency Proceeding against a Seller/Servicer that remains undismissed or unstayed for a period of 60 days after the filing thereof;

(5) any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of a Seller/Servicer;

(6) any failure or inability of PHH to be eligible to service Mortgage Loans for FNMA or FHLMC;

(7) any sale, transfer, assignment, or other disposition by a Seller/Servicer of all or substantially all of its property or assets to a Person who does not meet the qualifications enumerated or incorporated by reference into Section 9.02, any assignment by a Seller/Servicer of this Agreement or any of a Seller’s/Servicer’s rights or obligations hereunder except in accordance with Section 9.04, or any action taken or omitted to be taken by a Seller/Servicer in contemplation or in furtherance of any of the foregoing, without the consent of the Purchaser; or

(8) any failure by the Seller to be in compliance with applicable “doing business” or licensing laws of any jurisdiction where Mortgaged Property is located;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Sellers may, in addition to whatever rights the Purchaser may have at law or in equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Sellers under this Agreement and in and to the Mortgage Loans and the proceeds thereof subject to Section 12.01, without the Purchaser’s incurring any penalty or fee of any kind whatsoever in connection therewith; provided that, upon the occurrence of an Event of Default under Subsection (3), (4) or (5) of this Section 10.01, this Agreement and all authority and power of the Sellers hereunder (whether with respect to the Mortgage Loans, the REO Properties or otherwise) shall automatically cease. On or after the receipt by the Sellers of such written notice, all authority and power of the Sellers under this Agreement (whether with respect to the Mortgage Loans or otherwise) shall cease. Notwithstanding the occurrence of an Event of Default, the Sellers or the Servicer, as applicable, shall be entitled to all amounts due to such party and remaining unpaid on such date of termination.

ARTICLE XI

TERMINATION

Section 11.01 Term and Termination. v)  The servicing obligations of the Servicer under this Agreement may be terminated as provided in Section 10.01 hereof.

(2) In any case other than as provided under Subsection (1) hereof, the respective obligations and responsibilities of the Sellers hereunder shall terminate upon: (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (b) the mutual written consent of the Sellers and the Purchaser.

(3) Upon any termination of this Agreement or the servicing obligations of the Servicer hereunder, then the Servicer shall prepare, execute and deliver all agreements, documents and instruments, including all Servicer Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect such termination, all at the Servicer’s sole expense. In any such event, the Servicer agrees to cooperate with the Purchaser in effecting the termination of the Servicer’s servicing responsibilities hereunder, including the transfer to the Purchaser or its designee for administration by it of all cash amounts which shall at the time be contained in, or credited by the Servicer to, the Collection Account and/or the Escrow Account or thereafter received with respect to any Mortgage Loan or REO Property.

Section 11.02 Survival. Notwithstanding anything to the contrary contained herein, the representations and warranties of the parties contained herein and in any certificate or other instrument delivered pursuant hereto, as well as the other covenants hereof (including those set forth in Section 9.01) that, by their terms, require performance after the termination by this Agreement, shall survive the delivery and payment for the Mortgage Loans on each Funding Date as well as the termination of this Agreement and shall inure to the benefit of the parties, their successors and assigns. Sellers further agree that the representations, warranties and covenants made by Sellers herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by Purchaser notwithstanding any investigation heretofore made by Purchaser or on Purchaser’s behalf.

ARTICLE XII

GENERAL PROVISIONS

Section 12.01 Successor to the Servicer. Upon the termination of the Servicer’s servicing responsibilities and duties under this Agreement pursuant to Section 9.04, 10.01, or 11.01, the Purchaser shall (i) succeed to and assume all of the Servicer ‘s responsibilities, rights, duties and obligations under this Agreement or (ii) appoint a successor servicer which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. If the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, then the Servicer shall continue to discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof (if applicable) all on the terms and conditions contained herein and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The termination of the Servicer’s servicing responsibilities pursuant to any of the aforementioned Sections shall not, among other things, relieve the Servicer of its obligations pursuant to Section 2.04 and/or 7.02, the representations and warranties or other obligations set forth in Sections 2.04, 3.01, 3.02 and 3.03 and the remedies available to the Purchaser under the various provisions of this Agreement. In addition, such termination shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination.

The Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liability of the Servicer. The successor shall make such arrangements as it may deem appropriate to reimburse the Servicer for unrecovered Servicing Advances which the successor retains hereunder and which could otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor Servicer.

Section 12.02 Governing Law. This Agreement is to be governed by, and construed in accordance with the internal laws of the State of New York without giving effect to principals of conflicts of laws. The obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.03 Notices. Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered, sent by courier with delivery against signature therefor, mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar writing mailed or sent by courier as provided above, to (i) in the case of the Purchaser, J. P. Morgan Mortgage Acquisition Corp., 270 Park Avenue, New York, NY 10017, Attention: General Counsel’s Office, (ii) in the case of the PHH, PHH Mortgage Corporation, 3000 Leadenhall Road, Mt. Laurel, NJ 08054, Attention: Peter A. Thomas, Vice President, Secondary Marketing, and (iii) in the case of the Trust, c/o Cendant Mortgage Corporation, as Administrator, 3000 Leadenhall Road, Mt. Laurel, NJ 08054, Attention: Peter A. Thomas, Vice President, Secondary Marketing, or such other address as may hereafter be furnished to the Purchaser in writing by the applicable Seller. Electronic mail shall not be considered a permitted form of notice under this Agreement.

Section 12.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.05 Schedules and Exhibits. The schedules and Exhibits that are attached to this Agreement are hereby incorporated herein and made a part hereof by this reference.

Section 12.06 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(2) any reference in this Agreement to this Agreement or any other agreement, document, or instrument shall be a reference to this Agreement or any other such agreement, document, or instrument as the same has been amended, modified, or supplemented in accordance with the terms hereof and thereof (as applicable);

(3) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(4) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs, “ and other subdivisions without reference to a document are to designated articles, sections, subsections, paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require;

(5) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(6) a reference to a “day” shall be a reference to a calendar day;

(7) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(8) the terms “include” and “including” shall mean without limitation by reason of enumeration.

Section 12.07 Waivers and Amendments, Noncontractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 12.08 Captions. All Section titles or captions contained in this Agreement or in any schedule or Exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

Section 12.09 Counterparts; Effectiveness. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement shall become effective as of the date first set forth herein upon the due execution and delivery of this Agreement by each of the parties hereto.

Section 12.10 Entire Agreement; Amendment. This Agreement (including the schedules and Exhibits annexed hereto or referred to herein), together with the PHH Guide, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the authorized representatives of the parties hereto.

Section 12.11 Further Assurances. Each party hereto shall take such additional action as may be reasonably necessary to effectuate this Agreement and the transactions contemplated hereby. The Sellers will promptly and duly execute and deliver to the Purchaser such documents and assurances and take such further action as the Purchaser may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Purchaser.

Section 12.12 Intention of the Seller. Each Seller intends that the conveyance of such Seller’s right, title and interest in and to the Mortgage Loans to the Purchaser shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the applicable Seller intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. Each Seller also intends and agrees that, in such event, (i) the applicable Seller shall be deemed to have granted to the Purchaser and its assigns a first priority security interest in such Seller’s entire right, title and interest in and to the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans, all amounts held from time to time in the accounts mentioned pursuant to this Agreement and all reinvestment earnings on such amounts, together with all of the applicable Seller’s right, title and interest in and to the proceeds of any title, hazard or other insurance policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

Section 12.13 Confidentiality. Each of the Purchaser, the Seller, and the Servicer shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent (a) the disclosure of which is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) disclosed to any one or more of such party’s employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such person’s duties for such party, to the extent such party has procedures in effect to inform such person of the confidential nature thereof; (c) that is disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a securitization of the Mortgage Loans by the Purchaser (or an affiliate assignee thereof) or to any ratings agency or other person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party’s rights under this Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Sellers and the Purchaser have caused their names to be signed hereto by their respective officers as of the date first written above.

JP MORGAN MORTGAGE ACQUISITION CORP.

By: /s/ Brian L. Simons
Name: Brian L. Simons
Title: President

PHH MORTGAGE CORPORATION

By: /s/ Crissy Judge
Name: Crissy Judge
Title: Assistant Vice President

BISHOP’S GATE RESIDENTIAL
MORTGAGE TRUST (formerly known as
CENDANT RESIDENTIAL MORTGAGE TRUST)

By: PHH Mortgage Corporation, as Administrator

By: /s/ Crissy Judge
Name: Crissy Judge
Title: Assistant Vice President

SCHEDULE B-1

CONTENTS OF PURCHASER'S MORTGAGE FILE

With respect to each Mortgage Loan, the Purchaser's Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser, and which shall be retained by the applicable Seller or delivered to the Purchaser pursuant to the provisions of the Sellers' Warranties and Servicing Agreement.

To be Delivered 5 days prior to Closing Date:

1.
The original Mortgage Note bearing all intervening endorsements, endorsed, at the direction of the Purchaser either (1) "Pay to the order of ”-------“, without recourse," or (2) in blank and signed via facsimile or original signature in the name of the applicable Seller by an authorized officer. To the extent that there is no space on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Purchaser is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Seller], successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by "[Seller], formerly known as [previous name];"

2.
If the Mortgage Loan is not a MERS Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Mortgage shall be assigned, at the direction of the Purchaser either (1) to "---------" or (2) with assignee's name left blank. The Assignment of Mortgage must be duly recorded only on the direction of the Purchaser. If the Mortgage Loan was acquired by the applicable Seller in a merger, the Assignment of Mortgage must be made by "Cendant Mortgage Corporation, successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name or under an assumed name, the Assignment must be by "Cendant Mortgage Corporation formerly known as [previous name] or [Cendant Mortgage Corporation dba ______________, ] respectively

3.	With respect to each Additional Collateral Mortgage Loan, a copy of the related Mortgage 100K Pledge Agreement or Parent Power® Agreement, as the case may be.

4.
With respect to each Additional Collateral Mortgage Loan, a copy of the UCC-1, to the extent MLCC was required to deliver such UCC-1 to Servicer, and an original form UCC-3, if applicable, to the extent MLCC was required to deliver such UCC-3 to Servicer, together with a copy of the applicable notice of assignment to and acknowledgment by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

2

5.	In connection with a Parent Power® Mortgage Loan supported by a Parent Power® Guaranty Agreement for Real Estate, a copy of the related Equity Access® Mortgage.

6.
With respect to each Co-op Mortgage Loan, the original Stock Certificate and related Stock Power, in blank, executed by the Mortgagor with such signature guaranteed and original Stock Power, in blank executed by the Seller provided, that if the Seller delivers a certified copy, the Seller shall deliver the original Stock Certificate and Stock Powers to the Custodian on or prior to the date which is 120 days after the related Closing Date;

To be delivered within 120 days after the related Closing Date:
1.
the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the applicable Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the applicable Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the applicable Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the applicable Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

3

2.	To the extent applicable, the original of each power of attorney, surety agreement or guaranty agreement with respect to such Mortgage Loan;

3.
Originals of any executed intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified by the applicable Seller to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

4.
Originals of all assumption, modification and substitution agreements, if any, or, if the originals of any such assumption, modification and substitution agreements have not yet been returned from the recording office, a copy of such instruments certified by the applicable Seller to be a true copy of the original of such instruments which have been sent for recording in the appropriate jurisdictions in which the Mortgaged Properties are located.

5.
The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company, in each case, including an Environmental Protection Agency Endorsement and an adjustable-rate endorsement.

6.	With respect to each Co-op Mortgage Loan, the original Recognition Agreement and the original Assignment of Recognition Agreement;

7.	With respect to each Co-op Mortgage Loan, an Estoppel Letter and/or Consent;

8.	With respect to each Co-op Mortgage Loan, the Cooperative Lien Search;

9.	With respect to each Co-op Mortgage Loan, the guaranty of the Mortgage Note and Cooperative Loan, if any; and

10.	With respect to each Co-op Mortgage Loan, the original of any security agreement or similar document executed in connection with the Cooperative Loan.

11.
With respect to each Co-op Mortgage Loan, the original Proprietary Lease and the Assignment of Proprietary Lease executed by the Mortgagor in blank or if the Proprietary Lease has been assigned by the Mortgagor to the Seller, then the Seller must execute an assignment of the Assignment of Proprietary Lease in blank;

12.	With respect to each Co-op Mortgage Loan, the recorded state and county Financing Statements and Financing Statement Changes;

4

From time to time, the Sellers shall forward to the Custodian additional original documents pursuant to the Agreement or additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Sellers, in accordance with the Agreement. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the “Custodial File”.

5

EXHIBIT 2.05

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Assignment”), dated of _____________, 2006, is entered into among [_________________], a ___________________ (the “Assignee”), J.P. Morgan Mortgage Acquisition Corp (the “Assignor”), [PHH Mortgage Corporation] [Bishop’s Gate Residential Mortgage Trust] (the “Seller”), with PHH Mortgage Corporation, as the servicer (the “Servicer”).

RECITALS

WHEREAS the Assignor, the Seller and [PHH Mortgage Corporation] [Bishop’s Gate Residential Mortgage Trust] have entered into a certain Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of January 1, 2006 (as amended or modified to the date hereof, the “Agreement”), pursuant to which the Assignor has acquired certain Mortgage Loans pursuant to the terms of the Agreement and Servicer has agreed to service such Mortgage Loans; and

WHEREAS the Assignee has agreed, on the terms and conditions contained herein, to purchase from the Assignor [certain] [all] of the Mortgage Loans (the “Specified Mortgage Loans”) which are subject to the provisions of the Agreement and are listed on the mortgage loan schedule attached as Exhibit I hereto (the “Specified Mortgage Loan Schedule”);

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1. Assignment and Assumption

(a) On and of the date hereof, the Assignor hereby sells, assigns and transfers to the Assignee all of its right, title and interest in the Specified Mortgage Loans and all rights related thereto as provided under the Agreement to the extent relating to the Specified Mortgage Loans, the Assignee hereby accepts such assignment from the Assignor, and the Seller hereby acknowledges such assignment and assumption.

(b) On and as of the date hereof, the Assignor represents and warrants to the Assignee that the Assignor has not taken any action that would serve to impair or encumber the Assignee’s ownership interests in the Specified Mortgage Loans since the date of the Assignor’s acquisition of the Specified Mortgage Loans.

2. Recognition of Purchaser

From and after the date hereof, both the Assignee and the Seller shall note the transfer of the Specified Mortgage Loans to the Assignee in their respective books and records and shall recognize the Assignee as the owner of the Specified Mortgage Loans, and Servicer shall service the Specified Mortgage Loans for the benefit of the Assignee pursuant to the Agreement, the terms of which are incorporated herein by reference. It is the intention of the Seller, the Servicer, the Assignee and the Assignor that the Assignment shall be binding upon and inure to the benefit of the Assignee and the Assignor and their successors and assigns.

Exh. 2.05-1

3. Representations and Warranties

(a) The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Seller or the Assignor other than those contained in the Agreement or this Assignment.

(b) Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.

(c) Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4. The Servicer hereby acknowledges that Wells Fargo Bank, National Association has been appointed as the Master Servicer of the Mortgage Loans pursuant to the pooling and servicing agreement for mortgage pass-through certificates (the “Pooling and Servicing Agreement”) and, therefore, has the right to enforce all obligations of the Servicer under the Agreement. Such rights will include, without limitation, the right to terminate the Servicer under the Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Servicer under the Agreement, the right to receive all monthly reports, other data, certifications and other reports required to be delivered by the Servicer under the Agreement, the right to examine the books and records of the Servicer, indemnification rights and the right to exercise certain rights of consent and approval relating to actions taken by the Assignor. The Servicer shall make all distributions under the Agreement to the Master Servicer by wire transfer of immediately available funds to:

(I)	Wells Fargo Bank, National Association
ABA Number: 121-000-248
Account Name: SAS Clearing
Account number: 3970771416
For further credit to: Account Number ___________

The Company shall deliver all reports required to be delivered under the Agreement to the Master Servicer at the following address:

Exh. 2.05-2

(II)	Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager-
Telecopier: (410) 715-2380

5. Indemnification

The Master Servicer shall indemnify and hold harmless the Servicer and its affiliates, and in each case, its officers, directors and agents from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Master Servicer or any of its officers, directors, agents or affiliates of its obligations in connection with the preparation, filing and certification of any Form 10-K pursuant to the Pooling and Servicing Agreement or the negligence, bad faith or willful misconduct of the Master Servicer in connection therewith. In addition, the Master Servicer shall indemnify and hold harmless the Servicer and its affiliates, and in each case, its officers, directors and agents from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by any Servicer (as defined in Pooling and Servicing Agreement), other than the Servicer (as defined herein), of its obligations in connection with any back-up certification (or any other back-up documents) to any certification of any Form 10-K required to be provided by the Master Servicer, but solely to the extent the Master Servicer receives amounts from such Servicer in connection with any indemnification provided by such Servicer (in each case as defined in the Pooling and Servicing Agreement) to the Master Servicer.

6. Continuing Effect

Except as contemplated hereby, the Agreement shall remain in full force and effect in accordance with its terms.

7. Governing Law

This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York.

8. Notices

Any notices or other communications permitted or required under the Agreement to be made to the Assignee shall be made in accordance with the terms of the Agreement and shall be sent to the Assignee as follows:

Exh. 2.05-3

(III)	In the case of the Assignor:

J.P. Morgan Mortgage Acquisition Corp.
270 Park Avenue
10th Floor
New York, New York 10017
Attention: Seth Fenton
Telephone: (212) 834-5463
Facsimile: (917) 464-8161

(IV)	With a copy to:

JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017
Attention: General Counsel’s Office

(V)	In the case of the Assignee:

_____________________________
_____________________________
_____________________________
_____________________________

(VI)	In the case of the Seller:

in the case of PHH Mortgage:
PHH Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attention: Peter A. Thomas, Vice President, Secondary Marketing

in the case of the Trust: c/o Cendant Mortgage Corporation, as Administrator
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attention: Peter A. Thomas, Vice President, Secondary Marketing

(VII)	In the case of the Servicer

PHH Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attention: Peter A. Thomas, Vice President, Secondary Marketing

or to such other address as may hereafter be furnished by the Assignee to the parties in accordance with the provisions of the Agreement.

Exh. 2.05-4

9. Counterparts

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

10. Definitions

Any capitalized term used but not defined in this Agreement has the same meaning as in the Agreement.

[SIGNATURE PAGE FOLLOWS]

Exh. 2.05-5

IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

JP MORGAN MORTGAGE ACQUISITION CORP.
By: ____________________________________
Name:
Title:

[PHH MORTGAGE CORPORATION]
[BISHOP’S GATE RESIDENTIAL
MORTGAGE TRUST]

By: ____________________________________
Name:
Title:

ASSIGNEE:
By: ____________________________________
Name:
Title:

PHH MORTGAGE CORPORATION
By: ____________________________________
Name:
Title:

Acknowledged and Agreed:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:___________________________________
Name:
Title:

EXHIBIT 5.01

Prepared by and Return To:
Record and Return To:
PHH MORTGAGE Corp. - MAIL STOP SVO3
4001 LEADENHALL ROAD
MT. LAUREL, NJ 08054

I. LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that J.P. Morgan Mortgage Acquisition Corp., a (enter state) corporation, having its principal place of business at (Client’s Full Address), hereby constitutes and appoints PHH Mortgage Corporation d/b/a PHH Mortgage Services (“PHH”), a New Jersey corporation, having offices at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, by and through its officers, its true and lawful Attorney-in-Fact, in its name, place and stead and for its benefit, in connection with mortgage loans originated, serviced and/or subserviced by PHH on behalf of J.P. Morgan Mortgage Acquisition Corp. pursuant to that certain Amended and Restated Mortgage Loan _____ Purchase, Sale and Servicing Agreement dated as of January 1, 2006 (the “Servicing Agreement”), for the purpose of performing all acts and executing all documents in the name of J.P. Morgan Mortgage Acquisition Corp. necessary and incidental to the origination, servicing and/or subservicing of said loans, including but not limited to:

(1)	Servicing residential loans and the preparation of related loan documentation in connection therewith, and other security instruments and any ancillary documentation related thereto;

(2)
Foreclosing delinquent loans or discontinuing such foreclosure proceedings, including, but not limited to, the execution of notices of default, notices of sale, assignments of bids, and assignments of deficiency judgements, and appearing in the prosecuting bankruptcy proceedings;

(3)
Selling, transferring or otherwise disposing of real property acquired through foreclosure or otherwise, including, but not limited to, executing all contracts, agreements, deeds, assignments or other instruments necessary to effect such sale, transfer or disposition, and receiving proceeds and endorsing checks made payable to the order of J.P. Morgan Mortgage Acquisition Corp. from such proceedings;

(4)
Preparing, executing, and delivering satisfactions, cancellations, discharges, list note instruments, or full or partial releases of lien, subordination agreements, modification agreements, assumption agreements, substitutions of trustees under deeds of trust, and UCC-3 Continuation Statements;

(5)
Endorsing promissory notes and executing assignments of mortgages, deeds of trust, deeds to secure debt, and other security instruments securing said promissory notes in connection with loans for which PHH has received full payment of all outstanding amounts due on behalf of J.P. Morgan Mortgage Acquisition Corp.;

Exh. 5.01-1

(6)	Endorsing insurance proceeds checks and mortgage payment checks to the order of J.P. Morgan Mortgage Acquisition Corp.;

(7)
Preparing, executing, and delivering assignments of mortgages and any such similar agreement and any ancillary agreement related thereto for mortgage loans transferred by J.P. Morgan Mortgage Acquisition Corp. to PHH;

(8)	Any and all such other acts of any kind and nature whatsoever that are necessary and prudent to originate, service and/or subservice the loans.

J.P. Morgan Mortgage Acquisition Corp. further grants to PHH full power and authority to do and perform all acts necessary for PHH to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as J.P. Morgan Mortgage Acquisition Corp. might or could do with the same validity as if all and every such act had been herein particularly stated, expressed and especially provided for, and hereby ratifies and confirms all that PHH shall lawfully do by virtue of the powers and authority granted and contemplated hereby. This Limited Power of Attorney shall remain in full force and effect until (Date) unless sooner revoked or terminated by J.P. Morgan Mortgage Acquisition Corp.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney, and may be satisfied that this Limited Power of Attorney has not been revoked by J.P. Morgan Mortgage Acquisition Corp.

Witnesses:	J.P. Morgan Mortgage Acquisition Corp.
(Witness name)

(Witness name)	By: (Client witness name)

ATTEST: Name: Title: Assistant Secretary	(Corporate Seal)

Exh. 5.01-2

STATE OF (insert state)
ss.:
COUNTY OF (insert county)

On this ______ day of , before me, the undersigned, a Notary Public in and for said county and state, personally appeared___________ and ___________, personally known to me to be the persons who executed the within instrument as Vice President and Assistant Secretary, respectively, on the behalf of the corporation therein named, and they duly severally acknowledged that said instrument is the act and deed of said corporation, and that they, being authorized to do so, executed and delivered said instrument and affixed the corporate seal thereto for the purposes therein contained.

Witness by hand and official seal.

Exh. 5.01-3

EXHIBIT 5.03(a)

REPORT P-4DL

5.03(a)

EXHIBIT 5.03(b)

REPORT S-5L2

5.03(b)

EXHIBIT 5.03(c)

FORM OF NOTICE OF FORECLOSURE

5.03(c)

EXHIBIT 5.04

FORM OF COLLECTION ACCOUNT AGREEMENT

5.04-2

EXHIBIT 5.06

FORM OF ESCROW ACCOUNT LETTER AGREEMENT

5.06-2

EXHIBIT 6.02(a)

REPORT P-139

MONTHLY STATEMENT OF MORTGAGE ACCOUNTS

Exh. 6.02(a)

EXHIBIT 6.02(b)

REPORT S-50Y

PRIVATE POOL DETAIL REPORT

6.02(b)

EXHIBIT 6.02(c)

REPORT S-213

SUMMARY OF CURTAILMENTS MADE REMITTANCE REPORT

6.02(c)

EXHIBIT 6.02(d)

REPORT S-214

SUMMARY OF PAID IN FULL REMITTANCE REPORT

Ex. 6.02(d)

EXHIBIT 6.02(e)

REPORT S-215

CONSOLIDATION OF REMITTANCE REPORT

Ex. 6.02(e)

EXHIBIT 6.02(f)

REPORT T-62C

MONTHLY ACCOUNTING REPORT

Ex. 6.02(f)

EXHIBIT 6.02(g)

REPORT T-62E

LIQUIDATION REPORT

Ex. 6.02(g)

EXHIBIT 6.02(h)

MONTHLY REMITTANCE REPORT DATA FIELDS

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Max length of 30 - (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer	4	Max length of 6	6
NET_INT_RATE	The loan gross Interest rate less the service fee rate as reported by the Servicer	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate as reported by the Servicer for a loan	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee rate as reported by the Servicer for a loan	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the Servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	First curtailment amount to be applied	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	Curtailment date associated with the first curtailment amount		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	Curtailment Interest on the first curtailment amount if applicable	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	Second curtailment amount to be applied	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	Curtailment date associated with the second curtailment amount		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	Curtailment Interest on the second curtailment amount if applicable	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	Third curtailment amount to be applied	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	Curtailment date associated with the third curtailment amount		MM/DD/YYYY	10

Ex. 6.02(g)

Column Name	Description	Decimal	Format Comment	Max Size
CURT_ADJ_AMT_3	Curtailment Interest on the third curtailment amount if applicable	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO ; Max length of 2	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	Soldier and Sailor Adjustment amount, if applicable	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	Non Recoverable Loan Amount, if applicable	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to the investors	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to the investors at the end of a processing cycle	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle. Only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer. Only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle. Only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer. Only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on their loan as reported by the Servicer	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount waived by the servicer for the loan	2	No commas(,) or dollar signs ($)	11
MOD_DATE	Effective Payment Date of the Modification for the loan		MM/DD/YYYY	10
MOD_TYPE	Modification Type		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	Current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

Ex. 6.02(g)

Supplemental REG AB File
Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on their loan as reported by the Servicer	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount waived by the servicer for the loan	2	No commas(,) or dollar signs ($)	11
MOD_DATE	Effective Payment Date of the Modification for the loan		MM/DD/YYYY	10
MOD_TYPE	Modification Type		Varchar - value can be alpha and/or numeric	30
DELINQ_P&I_ADVANCE_AMT	Current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

Ex. 6.02(g)

EXHIBIT 9

FORM OF OFFICER’S CERTIFICATE

Exh. 9

EXHIBIT 10

FORM OF WARRANTY BILL OF SALE

On this [__]th day of [____________] PHH Mortgage Corporation and Bishop’s Gate Residential Mortgage Trust (“Seller”) as the Seller under that certain Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of January 1 , 2006 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to J.P. Morgan Mortgage Acquisition Corp as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2.01 of the Agreement, the Seller has delivered to the Purchaser or its custodian the Legal Documents for each Mortgage Loan to be purchased as set forth in the Agreement. The contents of each related Servicer’s Mortgage File required to be retained by PHH Mortgage Corporation (“PHH”) to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by PHH for the benefit of the Purchaser as the owner thereof. PHH’s possession of any portion of each such Servicer’s Mortgage File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by PHH shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicer’s Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of PHH shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by PHH at the will of the Purchaser in such custodial capacity only.

The Seller confirms to the Purchaser that the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 of the Agreement are true and correct as of the date hereof, and that all statements made in the Sellers’ Officer’s Certificate and all attachments thereto remain complete, true and correct in all respects as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

PHH MORTGAGE CORPORATION BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST

(Seller)

By: ____________________________________
Name:
Title:

Exh. 10

EXHIBIT 11

FORM OF ADDITIONAL COLLATERAL ASSIGNMENT AND SERVICING AGREEMENT

Exh. 11

EXHIBIT 12

FORM OF OPINION OF COUNSEL

Exh. 12

EXHIBIT 13

ANNUAL CERTIFICATION

Re:
[_______________] (the “Trust”), Mortgage Pass-Through Certificates, Series [_____], issued pursuant to the Pooling and Servicing Agreement, dated as of [_____], 200_ (the “Pooling and Servicing Agreement”), among [_____], as depositor (the “Depositor”), [_____], as trustee (the “Trustee”), [_____], as servicer (the “Servicer”), and [_____], as responsible party

I, [identify the certifying individual], certify to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. Based on my knowledge, the servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement has been so provided;

2. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the review conducted in preparing the Annual Statement of Compliance required under the Pooling and Servicing Agreement, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and [the Assessment of Servicing Compliance commencing for certifications to be delivered in March 2007 and thereafter] required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement;

4. The report on assessment of compliance with Servicing Criteria and its related accountant’s attestation report required to be delivered by us under the [Pooling and Servicing Agreement] [the Servicing Agreement] have been delivered to the Trustee and complied with the requirements thereunder and any material instance of non-compliance with the Servicing Criteria has been disclosed on such reports.

By: ___________________________________
Name:
Title:

Exh. 13-2

EXHIBIT 14

ANNUAL CERTIFICATION

I am the [title/office] of [Item 1122 Responsible Party] (the [“Company” or “Servicer”]) and, in such capacity, the officer in charge of the [Company’s/Servicer’s] performance of the servicing criteria identified as the [Company’s/Servicer’s] responsibility on Schedule 1122 to the [Pooling and Servicing Agreement/Servicing Agreement] (the “Agreement”). I hereby certify as follows (capitalized terms used and not otherwise defined herein have the meanings assigned in the Agreement) to the [Purchaser], [the Depositor], the Master Servicer, [the Securities Administrator], [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification :

1. I have reviewed the (a) servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”) of the [Company/Servicer], (b) report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), (c) the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and (d) all servicing reports, officer’s certificates and other information provided to [Wells Fargo] during the preceding calendar year relating to the performance of the [Company/Servicer] under the terms of the Agreement (collectively, the “[Company/ Servicer] Information”);

2. Based on my knowledge, the [Company/Servicer] Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading as of the period covered by the [Company/Servicer] Information;

3. Based on my knowledge, all of the [Company/Servicer] Information required to be provided by the [Company/Servicer] under the Agreement has been provided to [Wells Fargo];

4. I am responsible for reviewing the activities performed by the [Company/Servicer] as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement, and except as disclosed in the Compliance Statement, the Assessment of Compliance or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

Exh. 14-1

5. The Compliance Statement, the Assessment of Compliance and the Attestation Report required to be provided by the [Company/Servicer] and by any Subcontractor pursuant to the Agreement have been provided to [Wells Fargo]. Any material instances of noncompliance described in such reports have been disclosed to [Wells Fargo]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: ___________________________

____________________________________
Name:_______________________________
Title: _______________________________

Exh. 14-2

EXHIBIT 15

Assessments of Compliance and Attestation Reports Servicing Criteria 1

Reg. AB Item 1122(d) Servicing Criteria	Servicer
GENERAL SERVICING CONSIDERATIONS
(i) monitoring performance or other triggers and events of default	X
(ii) monitoring performance of vendors of activities outsourced	X
(iii) maintenance of back-up servicer for pool assets
(iv) fidelity bond and E&O policies in effect	X
CASH COLLECTION AND ADMINISTRATION
(i) timing of deposits to custodial account	X
(ii) wire transfers to investors by authorized personnel	X
(iii) advances or guarantees made, reviewed and approved as required	X
(iv) accounts maintained as required	X
(v) accounts at federally insured depository institutions	X
(vi) unissued checks safeguarded	X
(vii) monthly reconciliations of accounts	X
INVESTOR REMITTANCES AND REPORTING
(i) investor reports	X
(ii) remittances	X
(iii) proper posting of distributions	X
Reg. AB Item 1122(d) Servicing Criteria	Servicer
(iv) reconciliation of remittances and payment statements	X

1 The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria. Refer to Regulation AB, Item 1122(d) for a full description of servicing criteria.

Exh. 15-1

Reg. AB Item 1122(d) Servicing Criteria	Servicer
POOL ASSET ADMINISTRATION
(i) maintenance of pool collateral	X
(ii) safeguarding of pool assets/documents	X
(iii) additions, removals and substitutions of pool assets	X
(iv) posting and allocation of pool asset payments to pool assets	X
(v)reconciliation of servicer records	X
(vi) modifications or other changes to terms of pool assets	X
(vii) loss mitigation and recovery actions	X
(viii) records regarding collection efforts	X
(ix) adjustments to variable interest rates on pool assets	X
(x) matters relating to funds held in trust for obligors	X
(xi) payments made on behalf of obligors (such as for taxes or insurance)	X
(xii) late payment penalties with respect to payments made on behalf of obligors	X
(xiii) records with respect to payments made on behalf of obligors	X
(xiv) recognition and recording of delinquencies, charge-offs and uncollectible accounts	X
(xv) maintenance of external credit enhancement or other support	[X] [Depends on transaction documents]

Exh. 15-2

EXECUTION COPY

RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), dated as of January 1, 2006, is entered into by and among THORNBURG MORTGAGE HOME LOANS, INC., a Delaware corporation (“Thornburg”), PHH MORTGAGE CORPORATION, (formerly known as Cendant Mortgage Corporation) as servicer (“PHH” or the “Servicer”), BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST (formerly known as Cendant Residential Mortgage Trust) (together with PHH, the “Sellers” and, individually, each a “Seller”) and THORNBURG MORTGAGE SECURITIES TRUST 2006-1 (the “Trust”), and acknowledged by WELLS FARGO BANK, N.A., as master servicer, or any successor acting in the capacity of master servicer (the “Master Servicer”).

RECITALS

WHEREAS, Thornburg has conveyed certain mortgage loans identified on Schedule I hereto (the “Specified Mortgage Loans”) to Greenwich Capital Acceptance, Inc., a Delaware corporation (“GCA”), which in turn has conveyed the Mortgage Loans to the Thornburg Mortgage Securities Trust 2006-1 (the “Trust”), under a pooling and servicing agreement dated as of January 1, 2006 (the “Pooling and Servicing Agreement”), among LaSalle Bank National Association as Trustee (the “Trustee”), the Master Servicer, Wells Fargo Bank, N.A., as securities administrator, GCA, as depositor (referred to herein as the “Depositor”), Wilmington Trust Company, as Delaware trustee, and Thornburg; and

WHEREAS, the Specified Mortgage Loans were purchased by J.P. Morgan Mortgage Acquisition Corp. (“J.P. Morgan”) from the Sellers and are being serviced by the Servicer pursuant to an Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of January 1, 2006 (the “Purchase Agreement”), attached hereto as Exhibit C, and a certain Additional Collateral Assignment and Servicing Agreement dated as of April 29, 2003 between the Servicer and J.P. Morgan (the “Additional Collateral Agreement”), attached hereto as Exhibit D (collectively the “Servicing Agreements”); and

WHEREAS, Thornburg, J.P. Morgan, the Sellers and the Servicer have entered into an Assignment, Assumption and Recognition Agreement dated January 30, 2006 (the “AAR”), pursuant to which, among other things, Thornburg purchased the Specified Mortgage Loans from J.P. Morgan and the Servicer agreed to service and administer the Specified Mortgage Loans in accordance with the terms of the Servicing Agreements, as modified by the AAR, a copy of which is attached hereto as Exhibit E. For purposes hereof, the term Servicing Agreements shall include the AAR; and

WHEREAS, Thornburg desires that the Servicer continue to service the Specified Mortgage Loans, and the Servicer has agreed to do so, in accordance with the Servicing Agreements, as modified in the attached Exhibit A;

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Specified Mortgage Loans on behalf of the Trust, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer upon the occurrence and continuance of an Event of Default, as provided in Section 10.01 of the Purchase Agreement, by the Servicer under this Agreement;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1. Assignment and Assumption. The Sellers and the Servicer hereby acknowledge the assignment and assumption of the Specified Mortgage Loans and all rights related thereto as provided under the Servicing Agreements, to GCA and subsequently to the Trust. Pursuant to the Pooling and Servicing Agreement, the Trustee on behalf of the Trust hereby accepts such assignment.

2. Recognition of the Trust. From and after the date hereof, Thornburg, the Sellers and the Servicer shall note the transfer of the Specified Mortgage Loans to the Trust in their respective books and records and shall recognize the Trust as the owner of the Specified Mortgage Loans, and the Servicer shall service the Specified Mortgage Loans for the benefit of the Trust pursuant to the Servicing Agreements, the terms of which are incorporated herein by reference. It is the intention of Thornburg, the Servicer, the Trustee, the Trust, and GCA that this Agreement shall be binding upon and inure to the benefit of the Trust and Thornburg and their successors and assigns.

The Servicer hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Servicer shall look solely to the Trust for performance of any obligation of Thornburg insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Specified Mortgage Loans, (iii) the Trust (including the Trustee and, with respect to the servicing of the Mortgage Loans, the Master Servicer acting on the Trust’s behalf) shall have all the rights and remedies available to Thornburg, insofar as they relate to the servicing of the Specified Mortgage Loans, under the Servicing Agreements and shall be entitled to enforce all of the obligations of the Servicer thereunder insofar as they relate to the servicing of the Specified Mortgage Loans, and (iv) all references to the Purchaser (insofar as they related to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Servicer) under the Servicing Agreements insofar as they relate to the servicing of the Specified Mortgage Loans, shall be deemed to refer to the Trust. Neither the Servicer nor Thornburg shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreements which amendment, modification, waiver or other alteration would in any way affect the Specified Mortgage Loans or the Servicer’s performance under the Servicing Agreements with respect to the Specified Mortgage Loans without the prior written consent of the Trustee and the Master Servicer.

3. Representations and Warranties.

a. Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Agreement.

b. Each of the parties hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4. Continuing Effect. Except as otherwise contemplated herein and in Exhibits A and B attached hereto, the Purchase Agreement and the Additional Collateral Agreement, respectively, shall remain in full force and effect in accordance with their terms. The Servicer agrees, with respect to the Specified Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Purchase Agreement and the Additional Collateral Agreement, to the extent applicable, except as otherwise provided herein and on Exhibits A and B, and that the provisions of the Purchase Agreement and the Additional Collateral Agreement, as so modified, and as modified in the AAR, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

5. Master Servicing; Termination of Servicer. The Servicer hereby acknowledges that the Master Servicer has been appointed as the master servicer of the Specified Mortgage Loans pursuant to the Pooling and Servicing Agreement and, therefore, has the right to enforce all obligations of the Servicer under the Servicing Agreements. Such rights will include, without limitation, the right to terminate the Servicer under the Servicing Agreements, the right to receive all monthly reports and other data required to be delivered by the Servicer under the Servicing Agreements, the right to examine the books and records of the Servicer, indemnification rights and the right to exercise certain rights of consent and approval relating to actions taken by Thornburg. Further, all assessments, reports and certifications required to be delivered by the Servicer under this Agreement and the Servicing Agreements shall include the Master Servicer as an addressee, and the Master Servicer shall be entitled to rely on all such assessments, reports and certifications. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Purchaser under the Servicing Agreements. The Trustee, acting on behalf of the Trust, the owner of the Mortgage Loans, shall have the same rights as the Purchaser under the Additional Collateral Agreement to enforce the obligations of the Servicer under the Additional Collateral Agreement and the term “Purchaser” as used in the Additional Collateral Agreement in connection with any rights of the Purchaser shall refer to the Trustee, acting on behalf of the Trust. Notwithstanding anything to the contrary herein, Thornburg shall retain all rights to indemnification set forth in the Servicing Agreements.

6. Representations. The Servicer shall not be obligated or required to make any further representations and warranties regarding the characteristics of the Specified Mortgage Loans. Notwithstanding anything to the contrary, the representations set forth in Section 3.03 of the Purchase Agreement and Section 2 of the Additional Collateral Agreement shall remain in full force and effect as of the date of the Purchase Agreement and the Additional Collateral Agreement, respectively. The representations made in Section 3.01 and 3.02 of the Purchase Agreement shall be deemed to be made by the Sellers and the Servicer, respectively, as of the date of this Agreement.

7. Governing Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York.

8. Notices. All notices, consents, certificates and other communications required to be delivered between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent. All notices and other written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Master Servicing Department, Thornburg 2006-1
Telephone: (410) 884-2000
Telecopier: (410) 715-2380

All remittances required to be made to the Master Servicer under this Agreement shall be made to the following wire account:

Wells Fargo Bank, N.A.
San Francisco, CA
ABA# 121-000-248
Account No. 3970771416
Account Name: Corporate Trust Clearing
FFC: 50890300, Thornburg 2006-1

All notices and other written information required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL 60603
Attention: Thornburg 2006-1
Telephone: (312) 992-1743
Facsimile: (312) 904-1368

All notices and other written information required to be delivered to Thornburg hereunder shall be delivered to it at the following address:

Thornburg Mortgage Home Loans, Inc.
150 Washington Avenue, Suite 302
Santa Fe, New Mexico 87501
Attention: Deborah Burns (Thornburg 2006-1)
Telephone: (505) 954-5315
Facsimile: (505) 989-8156

All notices and written information required to be delivered to the Servicer hereunder shall be delivered to the Servicer at the following address:

PHH Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
Attention: Peter A. Thomas, Vice President, Secondary Marketing

Facsimile: (856)-917-0700

9. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

10. Definitions. Any capitalized term used but not defined in this Agreement shall have the same meaning ascribed to such term in the Purchase Agreement and the Additional Collateral Agreement, respectively, as amended hereby.

11. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by LaSalle Bank National Association (“LaSalle Bank”), not individually or personally but solely as the Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) the representations, warranties, covenants, undertakings and agreements herein made on the part of the Trustee are made and intended not as personal representations, undertakings and agreements by LaSalle Bank but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on LaSalle Bank, individually or personally, to perform any covenant either expressly or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall LaSalle Bank be personally liable for payment of any indemnity, indebtedness, fees or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

[Agreement continues with signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

THORNBURG MORTGAGE HOME LOANS, INC. By: /s/ Deborah J. Burns Name: Deborah J. Burns Title: Vice President
BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST (formerly known as Cendant Residential Mortgage Trust), as Seller By: /s/ Peter A. Thomas Name: Peter A. Thomas Title: Vice President
PHH MORTGAGE CORPORATION (formerly known as Cendant Mortgage Corporation), as Seller By: /s/ Peter A. Thomas Name: Peter A. Thomas Title: Vice President
PHH MORTGAGE CORPORATION (formerly known as Cendant Mortgage Corporation), as Servicer By: /s/ Peter A. Thomas Name: Peter A. Thomas Title: Vice President

THORNBURG MORTGAGE SECURITIES TRUST 2006-1

BY: LASALLE BANK NATIONAL  ASSOCIATION, not in its individual  capacity, but solely as Trustee on behalf  of the Trust

By: /s/ Christopher Lewis
Name: Christopher Lewis
Title: Assistant Vice President

ACKNOWLEDGED BY: MASTER SERVICER: WELLS FARGO BANK, N.A. By: /s/ Amy Doyle Name: Amy Doyle Title: Vice President

EXHIBIT A

MODIFICATIONS TO THE PURCHASE AGREEMENT

1. The definition of “Business Day” in Section 1.01 is hereby amended as follows:

“Business Day”: Any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions in the States of California, Delaware, New Jersey, New York, Maryland, Minnesota or Illinois are authorized or obligated by law or executive order to be closed.

2. The definition of “Collection Account” in Section 1.01 is hereby amended as follows:

“Collection Account”: The separate trust account or accounts created and maintained pursuant to Section 5.04 which shall be entitled “PHH Mortgage Corporation, as Servicer, in trust for Thornburg Mortgage Securities Trust 2006-1.”

3. The definition of “Cut-off Date” in Section 1.01 is hereby amended as follows:

“Cut-off Date”: January 1, 2006.

4. The definition of “Escrow Account” in Section 1.01 is hereby amended as follows:

“Escrow Account”: The separate trust account or accounts created and maintained pursuant to Section 5.06 which shall be entitled “PHH Mortgage Corporation, as Servicer, in trust for Thornburg Mortgage Securities Trust 2006-1.”

5. The definition of “Liquidation Proceeds” in Section 1.01 is hereby amended as follows:

“Liquidation Proceeds”: With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the applicable provisions of this Agreement; provided that with respect to any Mortgage Loan or REO Property and, if applicable, any related marketable securities or other assets required to be provided as additional collateral for a Mortgage Loan, “Liquidation Proceeds” shall also include amounts realized in connection with the repurchase, substitution or sale thereof.

6. The definition of “Permitted Investments” is deleted and replaced with the following language:

Permitted Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution of trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agencies;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for each investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee, the Master Servicer or an affiliate thereof having the highest applicable rating from each Rating Agency; and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to the highest initial rating of the senior certificates in any securitization transaction;

provided, however, that no such instrument shall be a Permitted Investment if such instrument evidences either (a) a right to receive only interest payments with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the principal and interest payments with respect to such instrument provide a yield to maturity exceeding 120% of the yield to maturity at par of such underlying obligation; and provided, further, that upon any Pass-Through Transfer rated by any Rating Agency, each Permitted Investment shall satisfy the criteria of such Rating Agency necessary in order to achieve the desired ratings of the securities issued in connection with such Pass-Through Transfer.

7. The definition of “Qualified Substitute Mortgage Loan” in Section 1.01 is hereby amended by the addition of the following language at the end of the first sentence thereof:

and (xv) qualify as a Substitute Mortgage Loan under the Pooling and Servicing Agreement, dated as of January 1, 2006, by and among the Trustee, Wells Fargo Bank, N.A., as master servicer and securities administrator, Greenwich Capital Acceptance, Inc., as depositor, Wilmington Trust Company, as Delaware trustee, and Thornburg.

8. The definition of “Rating Agency” in Section 1.01 is hereby amended to read as follows:

S&P and Moody’s Investors Services, Inc., and any of their respective successors thereto. If S&P, Moody’s Investors Services, Inc. or their respective successors shall no longer be in existence, “Rating Agency” shall include such nationally recognized statistical rating agency, or other comparable Person, as shall have been notified to the Servicer by the Master Servicer.

9. Section 3.04 (Repurchase and Substitution) is hereby amended by:

a. replacing the first use of the word “Purchaser’s” in the last sentence of the sixth paragraph with the word “Collection”, and

b. replacing the first use of the word “Purchaser’s” in the first sentence of the seventh paragraph with the word “Collection.”

10. Section 5.13 (Management of REO Properties) is hereby amended by:

a. deleting the language “Purchaser or the Person (which may be the Servicer for the benefit of the Purchaser) designated by the Purchaser” in the first sentence of the first paragraph and replacing it with the language “Servicer as nominee for the Trust”,

b. deleting the words “the Purchaser notifies” and the words “that the Purchaser or such Person” in the fourth and fifth lines of the first paragraph,

11. Section 6.03 (Monthly Advances by the Servicer) is hereby amended by adding the words “, REO Disposition Proceeds” after the words “Liquidation Proceeds” in the fourth line of subsection (2) thereof.

12. Section 7.04 (Annual Statement of Compliance) and Section 7.07 (Assessment of Servicing Compliance) are modified to delete the phrase “Purchaser” and replace it with the phrase “Purchaser and the Depositor” in each instance.

13. Section 12.01 (Successor to the Servicer) is hereby amended by:

adding the following sentences after the first sentence of the first paragraph:

Any successor to the Servicer shall be subject to the approval of the Master Servicer, which approval shall not be unreasonably withheld, and each Rating Agency, as evidenced by a letter from such Rating Agency delivered to the Trustee that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates, as defined in the Pooling and Servicing Agreement. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.

14. Section 12.13 (Third Party) is amended by adding the following paragraph at the end of Section 12.13:

For purposes of this Agreement, the Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement. Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee, on behalf of the Trust receive the benefit of the provisions of this Agreement as intended third party beneficiary of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Trustee as if it were a party to this Agreement, and the Trustee, on behalf of the Trust, shall have the same rights and remedies to enforce the provisions of this Agreement as if it were a party to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. The Servicer acknowledges and agrees that the Master Servicer shall have the right to enforce the Seller/Servicer’s obligations under this Agreement for the benefit of the Trust and Trustee including the right to exercise, on behalf of the Trust and/or Trustee, any and all of the remedies set forth in this Agreement as well as any remedies available at law or in equity; and as a consequence of the foregoing, shall have the same benefit of the indemnification provided to the Trust and Trustee hereunder. All such rights of the Master Servicer (other than its rights to indemnification) shall terminate upon the termination of this Agreement in accordance with its terms.

EXHIBIT B

MODIFICATIONS TO THE ADDITIONAL COLLATERAL AGREEMENT

1. Section 3 (Assignment of Security Interest) of the Additional Collateral Agreement shall be inapplicable to this Agreement.

EXHIBIT C

PURCHASE AGREEMENT

EXHIBIT D

ADDITIONAL COLLATERAL AGREEMENT

EXHIBIT E

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

SCHEDULE I

SPECIFIED MORTGAGE LOAN SCHEDULE

(delivered to the Trustee in electronic format)

EXECUTION COPY

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Assignment”), dated of January 30, 2006, is entered into among Thornburg Mortgage Home Loans, Inc., a Delaware corporation (the “Assignee”), J.P. Morgan Mortgage Acquisition Corp (the “Assignor”), PHH Mortgage Corporation (formerly known as Cendant Mortgage Corporation) and Bishop’s Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust) (the “Sellers”), with PHH Mortgage Corporation, as the servicer (the “Servicer”).

RECITALS

WHEREAS the Assignor and the Sellers have entered into a certain Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of January 1, 2006 (the “Purchase and Servicing Agreement”) and that Additional Collateral Assignment and Servicing Agreement dated as of April 29, 2003 between the Servicer and the Assignor (the “Additional Collateral Agreement”) (collectively, the Purchase and Servicing Agreement and the Additional Collateral Agreement, the “Agreements”), pursuant to which the Assignor has acquired certain Mortgage Loans pursuant to the terms of the Agreements which Agreements are attached hereto as Exhibit A; and

WHEREAS the Assignee has agreed, on the terms and conditions contained herein, to purchase from the Assignor certain of the Mortgage Loans (the “Specified Mortgage Loans”) which are subject to the provisions of the Agreement and are listed on the mortgage loan schedule attached as Exhibit B hereto; and

WHEREAS, the Servicer has agreed to service the Specified Mortgage Loans in accordance with the terms of the Purchase and Servicing Agreement and the Additional Collateral Agreement, as modified herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1. Assignment and Assumption

(a) On and as of the date hereof, the Assignor hereby sells, assigns and transfers to the Assignee all of its right, title and interest in the Specified Mortgage Loans and all rights related thereto as provided under the Agreement to the extent relating to the Specified Mortgage Loans, the Assignee hereby accepts such assignment from the Assignor, and the Sellers hereby acknowledge such assignment and assumption.

(b) On and as of the date hereof, the Assignor represents and warrants to the Assignee that the Assignor has not taken any action that would serve to impair or encumber the Assignee’s ownership interests in the Specified Mortgage Loans since the date of the Assignor’s acquisition of the Specified Mortgage Loans.

2. Recognition of Assignee

From and after the date hereof, both the Assignee and the Sellers shall note the transfer of the Specified Mortgage Loans to the Assignee in their respective books and records and shall recognize the Assignee as the owner of the Specified Mortgage Loans, and, Servicer shall service the Specified Mortgage Loans for the benefit of the Assignee pursuant to the terms of the Purchase and Servicing Agreement and the Additional Collateral Agreement, both as modified herein, the terms of which are incorporated herein by reference. With respect to all other provisions of the Agreements, the Assignee shall be entitled to all rights, benefits and obligations, arising after the date hereof, thereunder as if it were the Purchaser thereunder. It is the intention of the Sellers, the Servicer, the Assignee and the Assignor that this Assignment shall be binding upon and inure to the benefit of the Assignee and the Assignor and their successors and assigns.

3. Amendment to Agreements

(a) The Assignee and the Sellers hereby agree that, notwithstanding anything set forth in the Agreements, in the event that a Specified Mortgage Loans is repurchased by the Sellers pursuant to the terms of the Agreements, the related repurchase price shall be equal to (x) the outstanding principal balance of such affected Specified Mortgage Loan as of the date of such repurchase, plus (y) accrued and unpaid interest at the Remittance Rate on such affected Specified Mortgage Loan to but not including the date of such repurchase, plus any cost and/or damages incurred in connection with the violation of any predatory lending law, less amounts received in respect of such repurchased Specified Mortgage Loan for distribution in connection with such Specified Mortgage Loan.

(b) The Purchase and Servicing Agreement is hereby amended as follows:

(i) Article I of the Agreement is hereby amended to add the following definitions:

“Qualified Correspondent: Any Person from which either Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the related Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the related Seller, in accordance with underwriting guidelines designated by the related Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the related Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the related Seller in origination of mortgage loans of the same type as the Mortgage Loans for the related Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the related Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the related Seller; and (iv) the related Seller employed, at the time such Mortgage Loans were acquired by the related Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the related Seller.”

“Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by a Seller.”

“Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transfer.”

Further, the definition of “Custodian” is modified to read as follows: LaSalle National Association or any other person who acts as custodian for the benefit of the Purchaser. The definition of “Regulation AB” is modified to add the following language: “and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) or by the Staff of the Commission or as may be provided from time to time.

(ii) Section 2.04 of the Agreement is hereby amended in its entirety by adding the following at the end of the paragraph:

“The Seller shall provide the applicable MIN Numbers for the Mortgage Loans to the Purchaser no later than seven (7) Business Days following the related Closing Date.”

(iii) Section 5.01(3)(c) shall be amended by adding the following at the end of the first sentence:

“and (6) converting to a fixed rate, deferring any payments or increasing any principal balance.”

(iv) The third paragraph in Section 7.04 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“The Servicer shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 7.04 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transfer; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Servicer, any Subservicer or any Third-Party Originator with respect to any Securitization Transfer and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 7.04, the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in the preceding paragraph of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

In the event that the Purchaser sells certain Mortgage Loans into Securitization Transfers, the related Seller agrees to deliver to the Purchaser and any prospective purchaser within five (5) Business Days after request by the Purchaser or prospective purchaser including any Depositor, information, in form and substance satisfactory to the Purchaser and such prospective purchaser including any Depositor, with respect to each originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), each Third Party Originator and, as applicable, each Servicer, as is requested for compliance with Items 1103(a)(i), 1105, 1110, 1117 and 1119 of Regulation AB (x) reasonably requested by the Purchaser or any Depositor or (y) required by Item 1110 of Regulation AB, which as of the date hereof requires the following information: (a) the originator’s form of organization; (b) a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description must include a discussion of the originator’s experience in originating mortgage loans of the same type as the Mortgage Loans and information regarding the size and composition of the originator’s origination portfolio as well as information that may be material, in the good faith judgment of the Purchaser, to an analysis of the performance of the Mortgage Loans, such as the originators’ credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans; (c) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, each Third-Party Originator and each Subservicer; (d) a description of any affiliation or relationship between the Servicer, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transfer, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of such Securitization Transfer: (1) the sponsor; (2) the depositor; (3) the issuing entity; (4) any servicer; (5) any trustee; (6) any originator; (7) any significant obligor; (8) any enhancement or support provider; and (9) any other material transaction party; and to deliver to the Purchaser and any prospective purchaser including any Depositor within five (5) Business Days after request by Purchaser or any Depositor, Static Pool Information with respect to those mortgage loans that were originated by the originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent) and which are of the same type as the Mortgage Loans.

Such Static Pool Information shall be prepared by the related Seller (or Third Party Originator) on the basis of its reasonable good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Servicer (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the related Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information shall be for the prior five years or for so long as the originator has been originating (in the case of data by vintage origination year) or securitizing (in the case of data by prior securitized pools) such mortgage loans, if originating for less than five years. The Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in either monthly or quarterly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Servicer shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Servicer.

If so requested by the Purchaser or any Depositor, the Servicer shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Servicer’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transfer. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.”

(v) clause (ii) of the eleventh paragraph (including the paragraphs added by this amendment) of Section 7.04 of the Agreement is hereby amended in its entirety by adding the following at the end of the parenthetical:

“whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;”

(vi) clause (vii) of the eleventh of the paragraph (including the paragraphs added by this amendment) of Section 7.04 of the Agreement is hereby amended by adding the following at the end of the paragraph:

“(viii)  information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer and Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Servicer, any Subservicer or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transfer between the Servicer, any Subservicer or any Third-Party Originator and any of the parties specified in clause (vii) of the third paragraph of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transfer; and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

As a condition to the succession to the Seller/Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any person (i) into which the Seller/Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Seller/Servicer or any Subservicer, the Seller/Servicer shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

In addition to such information as the Seller/Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Seller/Servicer shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the servicer under this Agreement, commencing with the first such report due not less than ten Business Days following such request.”

(vii) Section 9.02 of the Agreement is hereby amended by adding the following at the end thereof:

“, and shall have a minimum net worth of $20,000,000.”

4. Representations and Warranties

(a) The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Sellers or the Assignor other than those contained in the Agreements or this Assignment.

(b) Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.

(c) Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d) The Assignor warrants and represents to the Assignee that with respect to each of the Specified Mortgage Loans, each representation and warranty set forth in Section 3.03 of the Purchase and Servicing Agreement and Section 2 of the Additional Collateral Agreement is deemed to be made as of the related Closing Date and is true and correct with respect to the period of time (the “Holding Period”) following the date on which the Assignor purchased the Mortgage Loans from the applicable Seller (the “Company Closing Date”) up to and including the related Closing Date. For the avoidance of doubt, to the extent that there is a breach of a representation or warranty under Section 3.03 of the Purchase and Servicing Agreement and Section 2 of the Additional Collateral Agreement as of the Company Closing Date, the Assignee and each Seller hereby agrees that the Assignee will look solely to the Sellers for remedies under the Agreements. In addition to the foregoing representations and warranties, the Assignor represents and warrants to the Assignee, as of the date of this Agreement, as follows: (a) Attached hereto as Exhibit A are true and accurate copies of the Purchase and Servicing Agreement and the Additional Collateral Agreement, which agreements are in full force and effect as of the related Closing Date and the provisions of which have not been waived, amended or modified in any material respect, nor has any notice of termination been given thereunder; (b) The Assignor is the lawful owner of the Specified Mortgage Loans with full right to transfer the Specified Mortgage Loans and any and all of its interests, rights and obligations under the Agreement as they relate to the Specified Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Specified Mortgage Loans to the Assignee as contemplated therein, Assignee shall have good title to each and every Specified Mortgage Loan, as well as any and all of the Assignor’s interests, rights and obligations under the Purchase and Servicing Agreement and the Additional Collateral Agreement, except as otherwise set forth herein, as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances; (c) There are no known offsets, counterclaims or other defenses available to the Sellers or the Servicer with respect to the Specified Mortgage Loans, the Purchase and Servicing Agreement or the Additional Collateral Agreement; (d) The Assignor has received from the Sellers and the Servicer, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Sellers or the Servicer prior to the date hereof pursuant to the Purchase and Servicing Agreement and the Additional Collateral Agreement with respect to the Specified Mortgage Loans and has not received, and has not requested from the Sellers or the Servicer any additional documents; (e) The Mortgagor has not notified the Sellers or the Servicer, and neither the Sellers nor the Servicer has any knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, (f) The Mortgage Loan is not a “High Cost Loan” or “Covered Loan” as applicable, as such terms are defined in the current Standard & Poor’s Levels® Glossary; and (g) Exhibit B is complete, true and correct. In the event that the Assignee or the Assignor discovers a breach of a representation or warranty contained in this Assignment or in the Agreement with respect to a Specified Mortgage Loan arising during the Holding Period, which materially and adversely affects the value of such Mortgage Loan or the interest of the Assignee therein, the party discovering such breach shall give prompt written notice to the other parties hereto, and the Assignor shall have 90 days following the discovery or receipt of notice of such breach in which to cure such breach or repurchase the affected Specified Mortgage Loan. If the Assignor is unable to cure such breach within such 90 day period, then the Assignor shall within thirty (30) days repurchase each affected Specified Mortgage Loan at the Repurchase Price (as defined below). For purposes of making certain representations and warranties contemplated in this section, each reference in Section 3.03 of the Purchase and Servicing Agreement or Section 2 of the Additional Collateral Agreement (i) to the “Cut-off Date” shall be deemed to be a reference to January 1, 2006, (ii) to the “Mortgage Loan Schedule” shall be deemed to be a reference to Schedule I attached hereto and (iii) to the “Funding Date” shall be deemed to be a reference to the related Closing Date.

(e) The “Repurchase Price” with respect to any affected Specified Mortgage Loan repurchased by the Assignor shall be an amount equal to (i) on or prior to January 30, 2007, with respect to any Specified Mortgage Loan which is not subject to a securitization transaction, (A) the Purchase Price Percentage, multiplied by the outstanding principal balance of such affected Specified Mortgage Loan as of the date of such repurchase, plus (B) accrued and unpaid interest at the Remittance Rate on such affected Specified Mortgage Loan to but not including the date of such repurchase, less amounts received in respect of such repurchased Mortgage Loan for distribution in connection with such Specified Mortgage Loan, and (ii) with respect to any other Specified Mortgage Loan, (A) the outstanding principal balance of such affected Specified Mortgage Loan as of the date of such repurchase, plus (B) accrued and unpaid interest at the Remittance Rate on such affected Specified Mortgage Loan to but not including the date of such repurchase, less amounts received in respect of such repurchased Specified Mortgage Loan for distribution in connection with such Specified Mortgage Loan.  The Repurchase Price shall be paid by the Assignor by wire transfer to the Assignee to an account designated by the Purchaser. The “Purchase Price Percentage” shall be the applicable purchase price percentage set forth in that certain Purchase Price and Terms Letter dated as of January 13, 2006 between the Assignor and the Assignee (the “PPTL”), subject to adjustment in accordance with the terms therein. In the event that a Specified Mortgage Loan is repurchased by the Sellers pursuant to the Agreements on or prior to January 30, 2007, the Assignor shall pay to the Assignee an amount equal to the difference between the Repurchase Price as set forth in this paragraph and the outstanding principal balance of the related Specified Mortgage Loan as of the date of repurchase.

(f) Contemporaneously with the Assignor’s repurchase of any affected Specified Mortgage Loan (each, a “Repurchased Mortgage Loan”) from the Assignee pursuant to subparagraphs (d) and (e) above, the Assignee shall reconvey such Repurchased Mortgage Loan to the Assignor by delivering to the Assignor or the Assignor’s designee, the mortgage note endorsed in blank, the mortgage, the assignment of mortgage in blank and such other documents delivered to the Assignee in connection with the Assignee’s purchase thereof, and by executing a mutually acceptable assignment and assumption agreement, conveying the Assignee’s rights to such Repurchased Mortgage Loan and any related rights under the Agreements to which such Mortgage Loan is subject and under this Assignment. In the event of a repurchase, the Sellers shall service such Repurchased Mortgage Loan in accordance with the terms of the Agreements from the date of the repurchase. In such event, the Assignee hereby reassigns the Agreement to the Assignor with respect to such Repurchased Mortgage Loan and the Assignor shall succeed to the rights of the Assignee to enforce the obligations of the Sellers, as applicable, to cure such breach or repurchase such Mortgage Loan under the terms of the Agreement with respect to such Repurchased Mortgage Loan; provided that the related Seller shall only be required to cure such breach or repurchase such Repurchased Mortgage Loan to the extent such breach existed as of the related Company Closing Date.

(g) The Servicer hereby acknowledges that the representations and warranties in Section 3.02 of the Purchase and Servicing Agreement are hereby made to the Assignee as of the date hereof.

(h) The Servicer has executed and delivered to the Assignee on or prior to the date hereof a Servicing Control Agreement in the form attached hereto as Exhibit D.

(i) The Servicer represents and warrants to the Assignee that the historical delinquency information attached hereto as Exhibit C is true and correct.

5. Continuing Effect

Except as contemplated hereby, the Assignment shall remain in full force and effect in accordance with its terms.

6. Governing Law

This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York.

7. Notices

Any notices or other communications permitted or required under the Agreement to be made to the Assignee shall be made in accordance with the terms of the Agreement and shall be sent to the Assignee as follows: Thornburg Mortgage Home Loans, Inc., 150 Washington Avenue, Suite 302, Santa Fe, NM 87501; Attention: Deborah J. Burns, or to such other address as may hereafter be furnished by the Assignee to the parties in accordance with the provisions of the Agreements.

8. Counterparts

This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

9. Definitions

Any capitalized term used but not defined in this Assignment has the same meaning as in the Agreements.

[Assignment continues with signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

ASSIGNOR:

J.P. MORGAN MORTGAGE ACQUISITION CORP

By: /s/ Brian L. Simons
Name: Brian L. Simons
Title: Vice President

SELLERS:

PHH MORTGAGE CORPORATION
(formerly known as CENDANT MORTGAGE CORPORATION)

By: /s/ Crissy Judge
Name: Crissy Judge
Title: Assistant Vice President

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST
(formerly known as CENDANT RESIDENTIAL MORTGAGE TRUST)

By: /s/ Crissy Judge
Name: Crissy Judge
Title: Assistant Vice President

ASSIGNEE:

THORNBURG MORTGAGE HOME LOANS, INC.

By: /s/ Deborah Burns
Name: Deborah Burns
Title: Vice President

SERVICER:

PHH MORTGAGE CORPORATION
(formerly known as CENDANT MORTGAGE CORPORATION)

By: /s/ Crissy Judge
Name: Crissy Judge
Title: Assistant Vice President

EXHIBIT A

AGREEMENTS

(See Attached)

Exh. A-1

EXHIBIT B

MORTGAGE LOAN SCHEDULE

(See Attached)

Exh. B-1

EXHIBIT C

HISTORICAL DELINQUENCY INFORMATION

(See Attached)

Exh. C-1

EXHIBIT D

SERVICING CONTROL AGREEMENT

(See Attached)

Exh. D-1